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NORTHWEST BIOTHERAPEUTICS, INC.

Notice of Annual Meeting of Stockholders
To Be Held on June 13, 2008

Dear Stockholder:

You are hereby cordially invited to attend the 2008 Annual Meeting of Stockholders of Northwest Biotherapeutics, Inc., which will be held on Friday, June 13, 2008 at 10:00 a.m. (local time) at 7600 Wisconsin Avenue, Suite 700, Bethesda, Maryland 20814, and any adjournments or postponements of the annual meeting.

We are holding the annual meeting for the following purposes:

1. To elect one member to our Board of Directors to serve as Class I director for a term of three years.

2. To approve the Northwest Biotherapeutics, Inc. 2007 Stock Option Plan.

3. To transact such other business as may properly come before the annual meeting or any adjournments or postponements of the annual meeting.

These matters are more fully described in the attached proxy statement, which is made a part of this notice. At this point, we are not aware of any other business to be transacted at the annual meting.

Only stockholders of record on our books at the close of business on Monday, April 21, 2008 will be entitled to vote at the annual meeting and any adjournments or postponements of the annual meeting. For 10 days prior to the annual meeting, a list of stockholders entitled to vote will be available for inspection at our principal executive offices located at 7600 Wisconsin Avenue, Suite 750, Bethesda, Maryland 20814. This list also will be available for inspection at the annual meeting. If you would like to view the stockholder list, please call our executive offices at (240) 497-9024 to schedule an appointment.

A copy of our 2007 Annual Report to Stockholders, which contains our consolidated financial statements for the fiscal year ended December 31, 2007, and other information of interest to stockholders, accompanies this notice and the attached proxy statement.

By	Order of the Board of Directors,

/s/  Linda F. Powers
Linda F. Powers
Chairperson of the Board of Directors

May 13, 2008

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE PROMPTLY COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD IN THE ACCOMPANYING ENVELOPE. NO POSTAGE NEED BE AFFIXED IF THE PROXY CARD IS MAILED IN THE UNITED STATES.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
PROPOSAL 1 -- ELECTION OF DIRECTORS
PROPOSAL 2 -- APPROVAL OF 2007 STOCK OPTION PLAN
CORPORATE GOVERNANCE MATTERS
NON-EMPLOYEE DIRECTOR COMPENSATION
EXECUTIVE COMPENSATION

NORTHWEST BIOTHERAPEUTICS, INC.
7600 Wisconsin Avenue
Suite 750
Bethesda, Maryland 20814

PROXY STATEMENT

For the Annual Meeting of Stockholders
To Be Held on June 13, 2008

This proxy statement is being furnished in connection with the solicitation of proxies by the Board of Directors of Northwest Biotherapeutics, Inc. (“we,” “us,” “our” or the “Company”), for use at the 2008 Annual Meeting of Stockholders to be held on Friday, June 13, 2008 at 10:00 a.m. (local time) at 7600 Wisconsin Avenue, Suite 700, Bethesda, Maryland 20814, and any adjournments or postponements of the annual meeting. The Board of Directors (the “Board”) is soliciting proxies for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders.

Record Date and Share Ownership

Only stockholders of record on our books at the close of business on Monday, April 21, 2008 will be entitled to vote at the annual meeting and any adjournments or postponements of the annual meeting. As of the close of business on April 21, 2008, we had 42,346,085 shares of common stock outstanding. Each share of common stock entitles the record holder to one vote on each matter to be voted upon at the annual meeting. Copies of the Notice of Annual Meeting of Stockholders, this proxy statement, the enclosed proxy card and our Annual Report to Stockholders for the fiscal year ended December 31, 2007, will be mailed to stockholders of record on or about May 13, 2008. Exhibits to the Annual Report will be provided to any stockholder at no charge upon written or oral request to our corporate secretary at the address set forth under “Communication with the Board of Directors” below.

Voting in Person

If you plan to attend the meeting and vote in person, we will provide a ballot to you when you arrive. However, if you hold your shares in the name of a broker, bank or other nominee, you must bring an account statement or letter from the nominee indicating that you were the beneficial owner of the shares on April 21, 2008, the record date for voting.

Voting by Proxy

Shares represented by a properly executed proxy in the form that accompanies this proxy statement will be voted at the annual meeting and, if you provide instructions on the proxy, will be voted in accordance with those instructions. If you do not provide instructions as to how your shares should be voted, your shares will be voted according to the recommendations of our Board as follows:

•	FOR the election of R. Steve Harris as Class I director; and

•	FOR the approval of the Northwest Biotherapeutics, Inc. 2007 Stock Option Plan (the “2007 Plan”).

If other matters come before the annual meeting, the person named as proxy will vote on such matters in accordance with his or her best judgment. We have not received any notice of other matters that may properly be presented at the annual meeting.

Revoking a Proxy

You may revoke your proxy at any time prior to the start of the annual meeting by delivering written instructions to our corporate secretary at the address set forth under “Communication with the Board of Directors” below. Attendance at the annual meeting will not itself be deemed to revoke your proxy unless you give notice at the annual meeting that you intend to revoke your proxy and vote in person.

Quorum Required

A quorum of stockholders is necessary to hold a valid meeting. A majority of shares entitled to vote on the election of directors at the annual meeting present in person or represented by proxy represents a quorum. Shares which abstain from voting on a particular matter and “broker non-votes,” or shares held in “street name” by brokers, banks or other nominees who indicate on their proxies that they do not have discretionary authority to vote such shares on a particular matter, are counted for purposes of determining whether a quorum exists.

Votes Required

Proposal 1: Election of R. Steve Harris as Class I Director

Under our bylaws, the election of directors requires the affirmative vote of a plurality of the votes cast, and votes may be cast in favor of the nominee or withheld. A “plurality” means that the nominee receiving the most votes for election to a director position is elected to that position. You may withhold votes from a nominee by notation on your proxy card. Abstentions and broker non-votes will have no effect on the outcome of voting on the election of directors.

Proposal 2: Approval of the 2007 Plan

The affirmative vote of a majority of the votes cast at the meeting is required to approve the 2007 Plan. You may vote “for” or “against” approval of the 2007 Plan or you may “abstain” from voting on the plan. Abstentions and broker non-votes will have no effect on the outcome of voting on the approval of the 2007 Plan.

Dissenter’s Rights

Stockholders will not be entitled to dissenter’s rights with respect to any matter to be considered at the annual meeting.

Householding

Stockholders of record who reside at the same address will receive a single copy of our annual report, proxy statement and notice of annual meeting. Each stockholder in the household, however, will receive a separate proxy card. This process, known as “householding,” reduces the volume of duplicate information received at your household and helps to reduce our expenses. If you would like to receive a separate copy of any of these materials, please call or write us at the address set forth under “Communication with the Board of Directors” below, and we will promptly deliver the requested materials to you.

If you receive multiple copies of our annual report, proxy statement and notice of annual meeting and wish to receive a single copy in the future, please contact us at the address set forth under “Communication with the Board of Directors” below. If you hold your shares in street name, you should contact your broker or nominee regarding combining mailings.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table presents information regarding the beneficial ownership of our common stock as of April 21, 2008 by:

•	each person, or group of affiliated persons, who is known by us to own beneficially 5% or more of any class of our equity securities;

•	our directors;

•	each of our named executive officers, as defined in Item 402(a)(3) of Regulation S-K; and

•	our directors and executive officers as a group.

The applicable percentages of ownership are based on an aggregate of 42,346,085 shares of common stock issued and outstanding on April 21, 2008. In computing the number of shares of common stock beneficially owned by a person and the percentage ownership of that person, we deemed shares of common stock subject to options, warrants, convertible preferred stock or convertible notes held by that person that are currently exercisable or exercisable within 60 days of April 21, 2008.

We have determined beneficial ownership in accordance with the rules of the Securities and Exchange Commission (the “SEC”). Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons and the entities named in the table have sole voting and investment power with respect to all shares of common stock that they beneficially own, subject to applicable community property laws.

Except as otherwise noted, the address of the individuals in the following table below is c/o Northwest Biotherapeutics, Inc., 7600 Wisconsin Avenue, Suite 750, Bethesda, Maryland 20814.

	Number of Shares
Name of Beneficial Owner	Beneficially Owned	Percentage(1)

Officers and Directors
Alton L. Boynton, Ph.D.(2)	1,007,835	2.3
Anthony P. Deasey	—	—
James D. Johnston	1,667	—
Marnix L. Bosch, Ph.D., M.B.A.(3)	265,284	0.6
Linda F. Powers(4)	52,739,826	72.0
R. Steve Harris	—	—
All executive officers and directors as a group (4 persons)(5)	1,274,786	2.9
5% Security Holders
Toucan Capital Fund II, L.P.(6)	41,334,575	64.2
7600 Wisconsin Avenue, Suite 700, Bethesda, MD 20814
Toucan Partners, LLC(7)	11,405,251	22.3
7600 Wisconsin Avenue, Suite 700, Bethesda, MD 20814
Al Rajhi Holdings	4,500,000	10.6
Rue Maurice 3 1204
Geneve Switzerland
IS Partners Investment Solutions AG
Helium Special Situations Fund	2,302,632	5.4
Limmatquai 2 — 8001 Zurich
PO Box 463 — 8024 Zurich Switzerland

(1)	Percentage represents beneficial ownership percentage of common stock calculated in accordance with SEC rules and does not equate to voting percentages.

(2)	Includes 827,736 shares of common stock issuable upon exercise of options that are exercisable within 60 days of April 21, 2008.

(3)	Includes 199,857 shares of common stock issuable upon exercise of options that are exercisable within 60 days of April 21, 2008.

(4)	Includes (i) 19,299,486 shares of common stock held by Toucan Capital Fund II, L.P. (“Toucan Capital”); (ii) 22,035,089 shares of common stock currently issuable upon exercise of warrants that are exercisable within 60 days of April 21, 2008 held by Toucan Capital; (iii) 8,832,541 shares of common stock currently issuable upon exercise of warrants that are exercisable within 60 days of April 21, 2008 held by Toucan Partners, LLC (“Toucan Partners”), and (iv) 2,572,710 shares of common stock held by Toucan Partners. Ms. Powers is a managing member of Toucan Management, LLC, which is the manager of Toucan Capital, and is a managing member of Toucan Partners. Ms. Powers disclaims beneficial ownership as to all such shares of common stock.

(5)	Includes 1,027,593 shares issuable to officers and directors upon exercise of options that are exercisable within 60 days of April 21, 2008. Excludes 52,739,826 shares of common stock as to which Ms. Powers disclaims beneficial ownership. See Note 4 above.

(6)	Includes 22,035,089 shares of common stock currently issuable upon exercise of warrants that are exercisable within 60 days of April 21, 2008 held by Toucan Capital.

(7)	Includes 8,832,541 shares of common stock currently issuable upon exercise of warrants that are exercisable within 60 days of April 21, 2008 held by Toucan Partners.

PROPOSAL 1 — ELECTION OF DIRECTORS

Directors and Nominees for Director

We have a classified Board currently consisting of one Class I director (R. Steve Harris), one Class II director (Linda F. Powers), and two Class III directors (Alton L. Boynton and Anthony P. Deasey). At each annual meeting of stockholders, directors are elected for a full term of three years to succeed those whose terms are expiring. This year, one Class I director will be presented to the stockholders for election to a three-year term that expires at the 2011 annual meeting and until his successor is elected and qualified. The Class II director has a term that expires at the 2009 annual meeting and the Class III directors have terms that expire at the 2010 annual meeting.

The persons named in the enclosed proxy will vote to elect R. Steve Harris as a Class I director, unless your proxy is marked otherwise. Mr. Harris has indicated his willingness to serve, if elected. If he should be unable to serve, the person acting under the proxy may vote the proxy for a substitute nominee. We have no reason to believe that Mr. Harris will be unable to serve if elected.

Set forth below are the name and age of each member of our Board (including R. Steve Harris, the nominee for election as Class I director), and the positions and offices held by him or her, his or her principal occupation and business experience during the past five years, the names of other publicly held companies of which he or she serves as a director and the year of the commencement of his or her term as a member of our Board.

Information with respect to the number of shares of common stock beneficially owned by each director, directly or indirectly, as of April 21, 2008 appears above under the heading “Security Ownership of Certain Beneficial Owners and Management.”

We recommend that you vote FOR R. Steve Harris as Class I director.

Class/Name of Director	Age	Position

Class I:
R. Steve Harris	64	Director
Class II:
Linda F. Powers	52	Director, Chairperson
Class III:
Alton L. Boynton, Ph.D	63	President, Chief Executive Officer, Secretary and Director
Anthony P. Deasey	58	Senior Vice President of Finance, Chief Financial Officer and Director

R. Steve Harris.  Mr. Harris has served as our director since June 2007. Mr. Harris is currently the non-executive Chairman of Proteome Sciences plc, and Sinclair Pharma plc. He is also a non-executive director of SkyePharma plc, Advanced Medical Solutions plc and Premier Research plc. Mr. Harris holds a Bachelor of Pharmacy Degree (University of London) and was elected a Fellow of the Royal Pharmaceutical Society in 2000. Mr. Harris is also a member of the Audit Committee, Compensation Committee and Nominations Committee.

Linda F. Powers.  Ms. Powers has served as the Chairperson of our Board of Directors since her appointment on May 17, 2007. Ms. Powers has served as managing director of Toucan Capital Corporation, a provider of venture capital since 2001. She has over 15 years’ experience in corporate finance and restructurings, mergers and acquisitions joint ventures and intellectual property licensing. Ms. Powers is a board member of Moffitt Technology Corporation, a for-profit arm of Moffitt Cancer Center (the third largest cancer center in U.S.), a board member of the Trudeau Institute, well known for its specialization in immunology, and the Chair of the Maryland Stem Cell Research Commission, administering the state’s stem cell funding program. Ms. Powers has been appointed to three Governors’ commissions created to determine how to build the respective states’ biotech and other high-tech industries. She served as the Deputy Assistant Secretary of Commerce in the George H. W. Bush, Sr. administration. She was co-lead negotiator for the U.S. on the North American Free Trade Agreement financial sector agreement, which opened banking, securities, insurance, pension fund and related opportunities in Canada and Mexico. Ms. Powers serves on the steering committee of the National Academy of Sciences evaluating Federal grant programs, and on the Advisory Board of the US Department of Commerce NIST Advanced Technology Program. Ms. Powers also serves on the boards of directors of six private biotechnology companies. Ms. Powers holds a B.A. from Princeton University, where she graduated magna cum laude and Phi Beta Kappa. She also earned a JD, magna cum laude, from Harvard Law School. Ms. Powers is also a member of the Audit Committee, Compensation Committee and Nominations Committee.

Alton L. Boynton, Ph.D.  Dr. Boynton co-founded the Company, has served as Secretary since August 2001, has served as our Chief Scientific Officer and a director since our inception in 1998, was appointed our Chief Operating Officer in August 2001, was appointed President in May 2003 and was appointed Chief Executive Officer in June 2007. Dr. Boynton has also served as Director of the Department of Molecular Medicine of Northwest Hospital from 1995-2003 where he coordinated the establishment of a program centered on carcinogenesis. Prior to joining Northwest Hospital, Dr. Boynton was Associate Director of the Cancer Research Center of Hawaii, The University of Hawaii, where he also held the positions of Director of Molecular Oncology of the Cancer Research Center and Professor of Genetics and Molecular Biology. Dr. Boynton received his Ph.D. in Radiation Biology from the University of Iowa in 1972.

Anthony P. Deasey.  Mr. Deasey was elected to the Board on September 28, 2007. Mr. Deasey was appointed Senior Vice President of Finance and Chief Financial Officer of the Company on October 2, 2007. Prior to joining the Company, from November 2000 to September 2007, Mr. Deasey served as Executive Vice President, Chief Financial Officer of Celsion Corporation, an oncology drug development company. From 1998 to 2000, he was Senior Vice President and Chief Financial Officer of World Kitchen Inc. From 1996 to 1998 he served as Senior Vice President and Chief Financial Officer of Rollerblade Inc. and from 1988 to 1995 he served as Vice President Finance and Chief Financial Officer of Church and Dwight Co. Inc. Mr. Deasey is a Chartered Accountant who gained his early experience in the international operations of Chesebrough Ponds and Price Waterhouse.

PROPOSAL 2 — APPROVAL OF 2007 STOCK OPTION PLAN

On June 15, 2007, the Board of Directors approved the Northwest Biotherapeutics, Inc. 2007 Stock Option Plan (the “2007 Plan”), subject to approval of the Company’s stockholders. The 2007 Plan is a stock option plan intended to motivate and reward our employees, directors and consultants for their contributions to the Company and its affiliates. Accordingly, all of our employees, directors and consultants are eligible to participate in the 2007 Plan.

We recommend that you vote FOR the approval of the 2007 Plan.

Below is a summary of the significant terms of the 2007 Plan which has been approved by the Board of Directors and is being submitted for stockholder approval. This summary does not purport to be complete and is qualified in its entirety by reference to the full text of the 2007 Plan, a copy of which is attached to this proxy statement as Appendix D. Capitalized terms used in this summary have the meanings set forth in the 2007 Plan

Summary of the 2007 Plan

General.  The 2007 Plan authorizes the grant to eligible individuals of two types of stock option awards — (1) Incentive Stock Options, within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”); and (2) Nonstatutory Stock Options.

Stock Subject to the 2007 Plan.  An aggregate of 6,000,000 shares of the Company’s common stock are available for issuance under the 2007 Plan. If stock options granted under the 2007 Plan expire or otherwise terminate without being exercised, such shares will revert to and again become available for issuance under the 2007 Plan.

Eligibility.  Employees of, and consultants to, the Company or its affiliates, and members of the Board are eligible to receive stock options under the 2007 Plan. Only employees of the Company are eligible to receive Incentive Stock Options. Employees, directors (including non-employee directors) and consultants of the Company and its affiliates are eligible to receive Nonstatutory Stock Options.

Purpose.  The 2007 Plan is designed to: (1) encourage our employees, directors and consultants to exert maximum efforts for the Company’s success; and (2) provide such individuals with an opportunity to benefit from increases in the value of the Company’s common stock.

Administration.  The Board may delegate to the Compensation Committee administration authority over the 2007 Plan, but has not done so to date. Subject to the provisions of the 2007 Plan, the Board and/or Compensation Committee has the power to construe and interpret the 2007 Plan and to determine the persons to whom and the dates on which stock options will be granted, the number of shares of common stock to be subject to each option, the time or times during the term of each option within which all or a portion of such option may be exercised, the exercise price, the type of consideration and other terms of the option.

Term.  The Board may suspend or terminate the 2007 Plan without stockholder approval or ratification at any time or from time to time. Unless sooner terminated, the 2007 Plan will terminate on June 14, 2017. The Board may also amend the 2007 Plan at any time or from time to time. However, except in the case of a Capitalization Adjustment, no amendment will be effective unless approved by the stockholders of the Company within twelve months before or after its adoption by the Board if the amendment would (i) materially increase the number of shares of common stock available for issuance under the 2007 Plan, (ii) materially expand the class of individuals eligible to receive options under the 2007 Plan, (iii) materially increase the benefits accruing to participants under the 2007 Plan or materially reduce the price at which shares of common stock may be issued or purchased under the 2007 Plan, (iv) materially extend the term of the 2007 Plan, (v) expand the types of stock awards available for issuance under the 2007 Plan, or (vi) change any other provision of the 2007 Plan in any other way if such modification requires stockholder approval in order to comply with Rule 16b-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or satisfy the requirements of Section 422 of the Code or any securities exchange listing requirements. The Board may submit any other amendment to the 2007 Plan for stockholder approval, including, but not limited to, amendments intended to satisfy the requirements of Section 162(m) of the Code regarding the exclusion of performance-based compensation from the limitation on the deductibility of compensation paid to certain employees.

U.S. Federal Income Tax Considerations

Incentive Stock Options

Incentive stock options under the 2007 Plan are intended to be eligible for the favorable federal income tax treatment accorded “incentive stock options” under Section 422 of the Code. There generally are no federal income tax consequences to the option holder or the Company by reason of the grant or exercise of an incentive stock option. However, the exercise of an incentive stock option may increase the option holder’s alternative minimum tax liability, if any.

If an option holder holds stock acquired through exercise of an incentive stock option for more than two years from the date on which the option is granted and more than one year from the date on which the shares are transferred to the option holder upon exercise of the option, any gain or loss on a disposition of such stock will be a long-term capital gain or loss if the option holder held the stock for more than one year.

Generally, if the option holder disposes of the stock before the expiration of either of these holding periods (a “disqualifying disposition”), then at the time of disposition the option holder will realize taxable ordinary income equal to the lesser of (i) the excess of the stock’s fair market value on the date of exercise over the exercise price, or (ii) the option holder’s actual gain, if any, on the purchase and sale. The option holder’s additional gain or any loss upon the disqualifying disposition will be a capital gain or loss, which will be long-term or short-term depending on whether the stock was held for more than one year.

To the extent the option holder recognizes ordinary income by reason of a disqualifying disposition, the Company will generally be entitled (subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation) to a corresponding business expense deduction in the tax year in which the disqualifying disposition occurs.

Nonstatutory Stock Options

Nonstatutory stock options granted under the 2007 Plan generally have the following federal income tax consequences. There are no tax consequences to the option holder or the Company by reason of the grant of a nonstatutory stock option. Upon exercise of a nonstatutory stock option, the option holder normally will recognize taxable ordinary income equal to the excess, if any, of the stock’s fair market value on the date of exercise over the option exercise price. With respect to employees, the Company is generally required to withhold income tax and the employee’s share of FICA tax from the employee’s regular wages or supplemental wage payments, and to pay the Company’s share of FICA tax. Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation, the Company will generally be entitled to a business expense deduction equal to the taxable ordinary income realized by the option holder.

Upon disposition of the stock, the option holder will recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for such stock plus any amount recognized as ordinary income upon exercise of the option. Such gain or loss will be long-term or short-term depending on whether the stock was held for more than one year. Slightly different rules may apply to option holders who acquire stock subject to certain repurchase options or who are subject to Section 16(b) of the Exchange Act.

Potential Limitation on Company Deductions

Section 162(m) of the Code denies a deduction to any publicly held corporation for compensation paid to certain “covered employees” in a taxable year to the extent that compensation to such covered employee exceeds $1 million. It is possible that compensation attributable to stock options, when combined with all other types of compensation received by a covered employee from the Company, may cause this limitation to be exceeded in any particular year. Certain kinds of compensation, including qualified “performance-based compensation,” are disregarded for purposes of the deduction limitation. In accordance with Treasury regulations issued under Section 162(m), compensation attributable to stock options will qualify as performance-based compensation if the option is granted by a compensation committee comprised solely of two or more “outside directors” and either (i) the plan contains a per-employee limitation on the number of shares for which options may be granted during a specified period, the per-employee limitation is approved by the stockholders, and the exercise price of the option is no less than the fair market value of the stock on the date of grant, or (ii) the option is granted (or exercisable) only upon the achievement (as certified in writing by the compensation committee) of an objective performance goal established in writing by the compensation committee while the outcome is substantially uncertain, and the option is approved by stockholders.

New Plan Benefits

As described more fully under “Grants of Plan-Based Awards in 2007” in this proxy statement, the Company has granted stock options to Alton L. Boynton, Anthony P. Deasey and Marnix L. Bosch under the 2007 Plan. In addition, the Company has granted stock options to a former employee and to certain recently-hired employees of the Company under the 2007 Plan. The future benefits or amounts that would be received under the Plan by employees, directors or consultants are discretionary and are therefore not determinable at this time. As of April 21, 2008, net of forfeitures, a total of 556,205 shares remain available for issuance under this plan.

CORPORATE GOVERNANCE MATTERS

Director Independence

In making director independence determinations, the Board utilizes the independence criteria included in the listing standards of the NASDAQ Stock Market (“NASDAQ”) and, with respect to independence determinations for members of our Audit Committee, the requirements of Rule 10A-3 under the Exchange Act. For a director to be considered independent under NASDAQ listing standards, the Board must affirmatively determine that the director has no relationship that would interfere with the exercise of independent judgment in carrying out his or her responsibilities as a director. Our Board has determined that one of our directors, R. Steve Harris, is an “independent director” for purposes of both NASDAQ listing standards and Rule 10A-3 under the Exchange Act. Linda F. Powers, who is a member of each of our three standing committees (described below), does not qualify as an “independent director” under NASDAQ listing standards or Rule 10A-3.

We are considered a “controlled company” under NASDAQ listing standards because a group holds more than 50% of the voting power. As such, NASDAQ listing standards do not require a majority of our Board to consist of independent directors.

Committees of the Board of Directors

Our Board of Directors consists of two non-employee directors — R. Steve Harris and Linda F. Powers — and two employee directors — Alton L. Boynton and Anthony P. Deasey. In addition, James D. Johnston, our former Chief Financial Officer and General Counsel, served as a director from March 1, 2007 to August 28, 2007.

The Board has established three standing committees: the Audit Committee, the Compensation Committee and the Nominations Committee. It is the Board’s intention to appoint additional independent non-employee directors to these committees in due course.

Audit Committee

The Audit Committee’s primary responsibilities are to assist the Board in overseeing (a) our accounting and financial principles and policies and our internal controls and procedures, (b) the preparation of our financial statements and the financial information we provide to our stockholders and (c) the independence, qualifications and performance of our independent public accountants and our annual audit. Within these general areas of responsibility, the Audit Committee is solely responsible for the selection, compensation and oversight of our independent public accountants and our annual audit process. The committee also is responsible for reviewing our audited and interim financial statements and overseeing our internal control, disclosure controls and procedures and matters related to our code of conduct. The Board has adopted a written charter for the Audit Committee, a copy of which is attached to this proxy statement as Appendix A. The Audit Committee’s current members, R. Steve Harris (Chairperson) and Linda F. Powers, are non-employee directors. The Board has determined that Linda F. Powers is not an “independent director” under NASADQ listing standards or Rule 10A-3 under the Exchange Act because of her affiliation with Toucan Capital and Toucan Partners, which, collectively, hold approximately 51.7% of our outstanding common stock and loaned significant amounts of capital to us. See “Transactions with Related Persons” for more information on our relationship with Toucan Capital and Toucan Partners.

Compensation Committee

The Compensation Committee’s primary responsibilities are to determine the overall compensation levels of our executive officers, assist the Board in determining compensation levels for our non-employee directors and administer our equity compensation plans. The Board has adopted a written charter for the Compensation

Committee, a copy of which is attached to this proxy statement as Appendix B. The Compensation Committee’s current members, R. Steve Harris (Chairperson) and Linda F. Powers, are non-employee directors.

Nominations Committee

The Nominations Committee’s primary responsibilities are to identify and nominate members of the Board, recommend directors to be appointed to Board committees and the chairs of such committees, and oversee the annual evaluation of the Board. The Board has adopted a written charter for the Nominations Committee, a copy of which is attached to this proxy statement as Appendix C. The Nominations Committee’s current members, R. Steve Harris and Linda F. Powers (Chairperson), are non-employee directors. The Nominations Committee will consider nominees recommended by stockholders pursuant to the procedures outlined in the Company’s bylaws and as set forth below.

Board and Committee Meetings

The Board of Directors met five times during the fiscal year ended December 31, 2007 and 1 times during the period from January 1, 2008 through April 21, 2008. All directors attended at least 75% of the meetings of the Board and of the committees on which they served. The Audit Committee met two times during the fiscal year ended December 31, 2007 and one time during the period from January 1, 2008 through April 21, 2008. The Compensation Committee met one time during the fiscal year ended December 31, 2007 and has not during the period from January 1, 2008 through April 21, 2008. The Nominations Committee held no meetings during the fiscal year ended December 31, 2007 and the period from January 1, 2008 through March 21, 2008.

The Company did not hold an annual meeting of stockholders in 2007.

Nomination of Directors

The Nominations Committee is responsible for annually reviewing with the Board the requisite skills and criteria for prospective directors and the structure, size and composition of the Board as a whole. Although there are no set criteria considered by the Nominations Committee in evaluating potential director nominees, the committee does consider the skills and expertise that will be needed to be represented on the Board, succession planning and the time commitments required of directors.

For a stockholder to submit a candidate for the consideration of the Nominations Committee, the stockholder must timely notify our corporate secretary at the address set forth under “Communication with the Board of Directors” below. To make such a nomination in advance of the next year’s annual meeting, a stockholder must provide written notification to our secretary not less than 120 days nor more than 150 days in advance of the first anniversary of the date on which the proxy statement in connection with the previous year’s annual meeting was first mailed. However, if we do not hold an annual meeting or the date of such annual meeting of has been changed by more than 30 days from the date first contemplated by the previous year’s proxy statement, we must receive the stockholder’s notice at least 80 days prior to the date on which we distribute the proxy statement with respect to the upcoming meeting.

The notice must include the information specified in our bylaws, including the following: (a) as to each proposed nominee (i) such person’s exact name, (ii) such person’s age, principal occupation, business address and telephone number, and residence address and telephone number, (iii) the number of shares (if any) of each class of our capital stock beneficially owned by each such nominee, and (iv) any other information concerning the nominee that must be disclosed as to nominees in proxy solicitations pursuant to Regulation 14A under the Exchange Act (including such person’s notarized written acceptance of such nomination, consent to being named in the proxy statement as a nominee and statement of intention to serve as a director if elected); and (b) as to the stockholder giving the notice (i) the name and address, as they appear in our records, of such stockholder; (ii) the class and number of our shares which are beneficially owned by such stockholder; and (iii) the dates upon which such stockholder acquired such shares of stock and documentary support for any claims of beneficial ownership. In addition, notices must include a description of all arrangements or understandings between the stockholder giving the notice and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by such stockholder.

Code of Ethics

We have adopted a code of ethics, as defined by Item 406 of Regulation S-K. Our code of ethics is applicable to the chief executive officer, the chief financial officer, the principal accounting officer or persons performing similar functions. We have posted the code of ethics on our website and it may be accessed at www.nwbio.com/about_code.php. In addition, we will post on our website any amendments to our code of ethics and any waivers under the code granted to any of our directors or executive officers.

Communication with the Board of Directors

We have established a procedure by which our stockholders may communicate directly with our Board. All communications should be in written form and directed to our corporate secretary at the following address:

Northwest Biotherapeutics, Inc.
7600 Wisconsin Avenue, Suite 750
Bethesda, Maryland 20814
Attention: Secretary

NON-EMPLOYEE DIRECTOR COMPENSATION

The following table sets forth certain information concerning compensation paid or accrued to the Company’s directors during the year ended December 31, 2007. Only our non-employee directors receive director fees.

		Fees Earned
		or Paid in	All Other
Name and Principal Position	Year	Cash	Compensation	Total

Linda F. Powers	2007	$60,970	$—	$60,970
Chairperson of the Board of Directors
R. Steve Harris	2007	$35,707	$—	$35,707
Director

Effective June 22, 2007, we are required to pay Linda F. Powers, as Chairperson and a non-executive member of the Board, £50,000 (approximately $100,000) per annum for her services. Also effective June 22, 2007, the Company is required to pay R. Steve Harris, as a non-executive member of the Board, £30,000 (approximately $60,000) per annum for his services.

EXECUTIVE COMPENSATION

Report of the Compensation Committee

We, the Compensation Committee of the Board of Directors, have reviewed and discussed the Compensation Discussion and Analysis (“CD&A”) within the Executive Compensation section of this proxy statement with the Company’s management. Based on such review and discussion, we have recommended to the Board that the CD&A be included in this proxy statement and the Company’s Annual Report on Form 10-K for the year ending December 31, 2007.

The material in this report of the Compensation Committee is not “soliciting material,” is not deemed “filed” with the SEC, and is not to be incorporated by reference into any of our filings under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language contained in such filing.

Linda F. Powers
R. Steve Harris (Chairperson)

Compensation Discussion and Analysis

Our Process

Typically, our executive compensation is comprehensively assessed and analyzed annually; however, given our limited funding since 2002, our executives have received infrequent increases in their compensation. During 2006, our executives did not receive an increase in their base salaries. During 2007, our Chief Technical Officer received an increase in base salary based on performance and in order to take steps to be more competitive in the market. During 2007, our executives also received equity based incentives. Normally, the review process includes, but is not limited to, the following steps:

•	The Compensation Committee reviews the performance of the Chief Executive Officer and other senior executives;

•	The current annual compensation of senior management and long-term compensation grants made over the past few years are reviewed;

•	The appropriate performance metrics and attributes of annual and long-term programs for the next year are considered and discussed;

•	The entirety of our compensation program is considered;

•	For our top officers, if peer group compensation is available for their position, we use a blend of survey and peer compensation for comparison, as we compete not only in our own market, but nationally and across industries, for talent;

•	The compensation practices of our peer companies are reviewed, including their practices with respect to equity and other grants, benefits and perquisites;

•	The compensation of our management team from the standpoint of internal equity, complexity of the job, scope of responsibility and other factors is assessed; and

•	Management’s stock ownership is reviewed.

Management has the following involvement with the executive compensation process:

•	The Chief Executive Officer reviews recommendations from the Chief Financial Officer regarding salaries, annual and long-term incentive targets, and plan amendments and design before recommendations are submitted to the Compensation Committee for approval; and

•	The Chief Executive Officer and Chief Financial Officer are both involved in establishing and recommending to the Compensation Committee financial goals for the incentive programs based on management’s operational goals and strategic plans.

Compensation Goals

Our philosophy regarding executive compensation is to attract and retain highly qualified people by paying competitive salaries, and to link the financial interests of our senior management to those of our stockholders by tying compensation to the achievement of operational and financial objectives. Our compensation package for our officers includes both short-term and long-term features in the forms of base salary and equity-based incentives in the form of stock options, which are granted periodically at the discretion of the Compensation Committee.

Elements of Executive Compensation

Base Salaries

Base salaries for all executive officers are reviewed annually. The Compensation Committee reviews the compensation of the President and Chief Executive Officer. The President and Chief Executive Officer reviews the compensation of the other executive officers. The Compensation Committee also consults with the President and Chief Executive Officer with respect to the compensation package for all other executive officers. In evaluating salaries, each officer’s individual performance during the prior year, as well as salary levels in the biotechnology industry for comparable positions are considered. In determining how the respective officer contributes to the Company, current corporate performance, as well as the potential for future performance gains, is considered. No specific weight is attributed to the foregoing for purposes of determining base salaries.

Equity-Based Incentives

We provide our executive officers with long-term incentives through our 1998 Plan, 1999 Plan, 2001 Plan, Employee Plan and beginning in 2007, our 2007 Stock Option Plan (each, as defined under “Equity Plans” below), all described in more detail below. On June 22, 2007, we amended the 1998 Plan, 1999 Plan, 2001 Plan and Employee Plan such that no further stock option grants may be made under any of such plans. The primary objective of these plans is to provide an incentive for employees, including our executive officers, to make decisions and take actions that maximize long-term stockholder value. The plans are designed to promote this long-term focus by using discretionary grants and long-term vesting periods. Subject to the terms of the plans, the Compensation Committee determines the terms and conditions of options granted under the plans, including the exercise price, which is based on fair value of our stock on the date of grant. For various motivation and retention considerations, option awards granted subsequent to our initial public offering in December 2001 generally vest over four years. The Compensation Committee believes that stock options provide an incentive for employees, allowing us to attract and retain high quality management and staff. Although, we did not issue any stock options to our executives during the year ended December 31, 2006, we did issue stock options to our executives in 2007.

Employee and Executive Benefits

Our executives participate in many of the same employee benefit programs as our other employees. The core employee benefit programs include a tax-qualified retirement plan, medical coverage, dental coverage, life insurance, disability coverage, and vacation. The tax qualified retirement plan is a 401(k) plan. We made matching contributions to each employee’s 401(k) plan account of $0.50 for each dollar contributed on the first $3,000 of compensation contributed to the plan. Our matching contribution policy was terminated effective March 2006. All of these matching contribution amounts to our Named Executive Officers are shown in the All Other Compensation footnote to the Summary Compensation Table following this section.

Perquisites

Historically, we have offered only a very limited number of perquisites to our executives as an incremental benefit to recognize their position within the Company. No perquisites of any kind were offered to executives in 2007.

Compensation of the President and Chief Executive Officer

In assembling the compensation package for our President and Chief Executive Officer, the Compensation Committee considers our annual and long-term performance, the performance of the President and Chief Executive Officer, and our cash resources and needs. Although the Committee’s overall goal is to set the President and Chief Executive Officer’s salary at the median level for competitors that are similar in industry size and performance, the actual level approved by the Committee may be higher or lower based upon the Committee’s subjective evaluation of the foregoing. Consistent with the foregoing, the Compensation Committee set the base salary for the President and Chief Executive Officer at $331,250 for fiscal 2007. The President and Chief Executive Officer did not receive a bonus for 2007. In connection with our initial public offering on the Alternative Investment Market of the London Stock Exchange (“AIM”), the Board of Directors committed to award the President and Chief Executive Officer an option to purchase shares of our common stock. This stock option award, which is shown in the “Grants of Plan-Based Awards” table below, was granted in December 2007.

Accounting for Stock-based Compensation

Effective January 1, 2006, we measure and recognize compensation expense in accordance with SFAS 123(R), which requires that compensations expense relating to share-based payment transactions be recognized in the financial statements based on the fair value of the equity or liability instruments issued.

Prior to January 1, 2006, we accounted for our stock-based compensation plans under the measurement and recognition provision of APB 25, and related interpretations. Under this method, stock option awards generally did not result in compensation expense, since their exercise price was typically equal to the market price of our common stock on the date of grant.

The Compensation Committee considers the accounting treatment of equity and performance based compensation when approving awards.

Summary Compensation

We did not issue any option or stock awards to our executives in the year ended December 31, 2006. The Company granted options to its newly appointed Chief Financial Officer in October 2007, and granted options to its executive officers and management in December 2007.

Summary Compensation Table

The following table sets forth certain information concerning compensation paid or accrued to the Company’s named executive officers, as determined in accordance with Item 402(a) of Regulation S-K (the “Named Executive Officers”), during the years ended December 31, 2007 and 2006.

				Option	All Other
Name and Principal Position	Year	Salary	Bonus	Awards(3)	Compensation(1)	Total

Alton L. Boynton, Ph.D.	2007	$331,250	—	$2,011,680	$1,828	$2,344,758
President, Chief Executive	2006	$330,802	—	—	$2,993	$333,795
Officer, Chief Scientific Officer and Secretary(2)
Anthony P. Deasey	2007	$63,462	—	$115,268	—	$178,730
Senior Vice President and	2006	—	—	—	—	—
Chief Financial Officer(4)
James D. Johnston(5)	2007	$96,718	—	—	—	$96,718
Chief Financial Officer and	2006	—	—	—	—	—
General Counsel
Marnix L. Bosch, Ph.D., M.B.A.	2007	$224,980	—	$471,661	$482	$697,123
Chief Technical Officer	2006	$167,021	—	$1,344	$982	$169,347

(1)	All Other Compensation for the years ended December 31, 2007 and 2006 consisted of Company-paid premiums on term life insurance coverage up to 1.5 times the employee’s annual salary and earned but unpaid accrued vacation payments. Additionally in 2006, we provided matching contributions to the employee’s 401(k) plan accounts up to a maximum of $3,000.

(2)	Dr. Boynton was appointed as our Chief Executive Officer in June 2007. Dr. Boynton served as our Chief Operating Officer and our principal executive officer during 2006.

(3)	Represents the amount recognized for financial statement reporting purposes for 2007 and 2006 in respect of outstanding option awards in accordance with SFAS 123(R), excluding any impact of assumed forfeiture rates. The assumptions made in valuing option awards reported in this column are discussed in Note 3, Stock-Based Compensation Plans to our consolidated financial statements for the year ended December 31, 2006, included elsewhere in this Annual Report on Form 10-K.

(4)	Effective October 1, 2007, we named Anthony P. Deasey as our Chief Financial Officer.

(5)	Effective March 1, 2007, we named James D. Johnston as our Chief Financial Officer and General Counsel. Mr. Johnston resigned from these positions effective August 28, 2007.

Given our financial status, there are no regularly scheduled increases in compensation.

Grants of Plan-Based Awards in 2007

The following table provides information about equity awards granted to the Named Executive Officers during the year ended December 31, 2007. We did not grant any stock appreciation rights or restricted stock to Named Executive Officers during the fiscal year ended December 31, 2007. Grants of stock options were made under the 2007 Plan.

		All Other
		Option Awards:
		Number of		Exercise or	Grant Date	Grant Date
		Securities		Base Price	Closing	Value
		Underlying		of Option	Price of	of Option
Name	Grant Date	Options		Awards(5)	Common Stock	Awards(6)

Dr. Alton Boynton	12/31/2007	2,807,048	(1)	$0.60	$2.54	$7,016,782
Anthony P. Deasey	10/1/2007	769,208	(2)	$2.40	$2.40	$1,884,285
James D. Johnston	—	—	(3)	—	—	—
Dr. Marnix L. Bosch	12/31/2007	1,081,539	(4)	$0.60	$2.54	$2,703,524

(1)	This option was granted under the 2007 Stock Option Plan. This option grant vests over a three and one-half year period. Approximately 29% the option grant was vested immediately upon grant with respect to prior service performed. Approximately 17% vests on the first anniversary of the AIM offering (June 22, 2008) and the remaining portion vests in equal monthly installments over the remaining three year vesting period.

(2)	Mr. Deasey’s options were granted under the 2007 Stock Option Plan. Mr. Deasey’s option grant vests over a four year period. One-fourth of the option grant vests on the first anniversary of the grant date and the remaining three-fourths of the grant vests in equal monthly installments over the remaining three year vesting period.

(3)	Mr. Johnston’s stock option award for 2007 has not yet been determined and is subject to continuing discussion and consideration from the Compensation Committee of the Board of Directors.

(4)	This option was granted under the 2007 Stock Option Plan. This option grant vests over a three and one-half year period. Approximately 19% of the option grant was vested immediately upon grant with respect to prior service performed. Approximately 21% vests on the first anniversary of the AIM offering (June 22, 2008) and the remaining portion vests in equal monthly installments over the remaining three year vesting period.

(5)	This column shows the exercise price of stock option awards. The exercise price of the options granted to Mr. Deasey is equal to the closing price of the Company’s common stock on the grant date. The exercise prices of the options granted to Messrs. Boynton and Bosch are equal to the conversion price of warrants issued to Toucan Partners under the Conversion Agreement.

(6)	This column shows the full grant date fair value of stock options under SFAS No. 123(R) granted to the Named Executive Officers in 2007. Generally, the grant date fair value is the amount that the Company would record as compensation expense in its financial statements over the award’s vesting schedule, excluding the impact of forfeiture assumptions.

Outstanding Equity Awards at Fiscal Year-End

The following table shows outstanding stock option awards classified as exercisable and unexercisable as of December 31, 2007.

(a)	(b)		(c)	(d)	(e)
	Number of Securities		Number of Securities	Option
	Underlying Unexercised		Underlying Unexercised	Exercise	Option
	Options (#)		Options (#)	Price	Expiration
Name	Exercisable		Unexercisable	($)	Date

Alton L. Boynton	11,014	(1)	0	$12.85	11/16/09
	5,286	(1)	0	18.75	04/18/11
	6,666	(1)	0	1.35	2/18/13
	804,768	(2)	2,002,280	0.60	12/31/11
Anthony P. Deasey(3)	—		769,208	2.40	10/1/17
James D. Johnston(6)	1,667		0	3.15	3/18/15
Marnix L. Bosch	1,000	(4)	0	12.75	5/16/10
	333	(4)	0	18.75	11/14/10
	333	(4)	0	18.75	09/20/11
	833	(4)	0	75.00	01/10/12
	3,194	(4)	139	1.35	2/18/13
	4,000	(4)	1,333	1.80	12/01/13
	188,687	(5)	892,852	0.60	12/31/11

(1)	These options were granted under the 1999 Plan, the 2001 Plan and under Dr. Boynton’s previous employment agreement. Each of these option grants vests over a four year period. One-fourth of each option grant vests on the first anniversary of the grant date and the remaining three-fourths of each grant vests in equal monthly installments over the remaining three year vesting period.

(2)	This option was granted under the 2007 Stock Option Plan. This option grant vests over a three and one-half year period. Approximately 29% the option grant was vested immediately upon grant with respect to prior service performed. Approximately 17% vests on the first anniversary of the AIM offering (June 22, 2008) and the remaining portion vests in equal monthly installments over the remaining three year vesting period. These options were granted in recognition of past service to the Company and have an exercise price of $0.60 per share, which is equal to the conversion price of warrants issued to Toucan Partners under the Conversion Agreement.

(3)	Mr. Deasey’s options were granted under the 2007 Stock Option Plan, at the closing price on the date of grant. Mr. Deasey’s option grant vests over a four year period. One-fourth of the option grant vests on the first anniversary of the grant date and the remaining three-fourths of the grant vests in equal monthly installments over the remaining three year vesting period.

(4)	These options were granted under the 1999 Plan and the 2001 Plan. Each of these option grants vests over a four year period. One-fourth of each option grant vests on the first anniversary of the grant date and the remaining three-fourths of each grant vests in equal monthly installments over the remaining three year vesting period.

(5)	This option was granted under the 2007 Stock Option Plan. This option grant vests over a three and one-half year period. Approximately 19% of the option grant was vested immediately upon grant with respect to prior service performed. Approximately 21% vests on the first anniversary of the AIM offering (June 22, 2008) and the remaining portion vests in equal monthly installments over the remaining three year vesting period. These options were granted in recognition of past service to the Company and have an exercise price of $0.60 per share, which is equal to the conversion price of warrants issued to Toucan Partners under the Conversion Agreement.

(6)	These options were granted prior to Mr. Johnston’s employment with us and are fully vested.

Option Exercises and Stock Vested

No options were exercised by and no stock awards vested for the Named Executive Officers during 2007.

Pension Plans, Deferred Compensation and Severance Agreements

We do not currently offer any such plans or compensation or have any such agreements in place.

Employment Agreements, Termination and Change-in-Control Arrangements

On October 1, 2007, an employment agreement between the Company and Anthony P. Deasey became effective. Under the terms of the agreement, Mr. Deasey is employed as the Chief Financial Officer and Senior Vice President of Finance of the Company for four years of service. Pursuant to the terms of the agreement, Mr. Deasey is paid annual compensation of $275,000 for his services. The agreement provides for standard benefits, including coverage under our medical, dental, vision, life and disability polices. Mr. Deasey is eligible to participate in our 401(k) plan and to receive a bonus at the discretion of the Board. In connection with his employment with us, Mr. Deasey is subject to a noncompetition obligation for one year following the termination of his employment with us.

Except as relates to the vesting of Mr. Deasey’s stock options, Mr. Deasey is not entitled to any benefits upon the termination of his employment or a change-in-control of the Company under his employment agreement. With respect to Mr. Deasey’s stock options,

•	if his employment with us is terminated for Cause (as defined below), Mr. Deasey’s unvested stock options as of the date of termination will be forfeited, and Mr. Deasey’s stock options that have vested as of the date of termination will expire 24 hours after such termination date. “Cause” is defined under Mr. Deasey’s employment agreement as, but is not limited to, malfeasance, material non-performance or materially inadequate performance by Mr. Deasey of his duties to the Company following written notice or other communication from the Board of such inadequate performance and a one-time reasonable cure period.

•	if his employment with us is terminated without Cause, Mr. Deasey’s unvested stock options will continue to vest in accordance with their respective vesting schedules until the last day of employment and will be exercisable for up to 120 days following termination.

•	if Mr. Deasey resigns from his employment with us for any reason, Mr. Deasey’s unvested stock options as of the last date of employment will be forfeited. If Mr. Deasey resigns upon (i) at least 60 days advance notice if his resignation is prior to October 1, 2009 and (ii) at least 30 days advance notice if his resignation is subsequent to October 1, 2009, and during the period between the giving of his resignation notice and the effective date of his resignation, devotes his best efforts, in good faith, to our business and any personnel transition, then his stock options which have vested as of the effective date of his resignation will be exercisable for 60 days following the last day of his employment with us. If Mr. Deasey’s resignation does not comply with the notice, best efforts and good faith requirements described above, then his stock options which have vested as of the effective date of his resignation will be exercisable for one business day following the last day of his employment with us.

On June 22, 2007, an employment agreement between the Company and Alton L. Boynton, Ph.D. became effective. Under the terms of the agreement, Dr. Boynton is employed as President and Chief Executive Officer of the Company. Pursuant to the terms of the agreement, Dr. Boynton is paid annual compensation of $331,250 for his services. The agreement provides for standard benefits, including coverage under our medical, dental, vision, life and disability polices. Dr. Boynton is eligible to participate in our 401(k) plan and to receive a bonus at the discretion of the Board. In connection with his employment with us, Dr. Boynton is subject to a noncompetition obligation for one year following the termination of his employment with us.

Except as relates to the vesting of Dr. Boynton’s stock options, Dr. Boynton is not entitled to any benefits upon the termination of his employment or a change-in-control of the Company under his employment agreement. With respect to Dr. Boynton’s stock options,

•	if his employment with us is terminated for Cause (as defined below), Dr. Boynton’s unvested stock options as of the date of termination will be forfeited, and Dr. Boynton’s stock options that have vested as of the date of termination will expire 24 hours after such termination date. “Cause” is defined under Dr. Boynton’s employment agreement as, but is not limited to, malfeasance, material non-performance or materially inadequate performance by Dr. Boynton of his duties to us following written notice or other communication from the Board of such inadequate performance and a one-time reasonable cure period.

•	if his employment with us is terminated without Cause, Dr. Boynton’s unvested stock options will continue to vest in accordance with their respective vesting schedules and will be exercisable during their full exercise period, if Dr. Boynton (a) executes a separation and release agreement reasonably acceptable to the Company and (b) agrees not to do not work for or with a company that is developing immunotherapies for cancer in any capacity (including as an employee, director, adviser or collaborator) while any vesting period is continuing.

•	if Dr. Boynton resigns from his employment with us for any reason, Dr. Boynton’s unvested stock options as of the date of resignation will be forfeited. If Dr. Boynton resigns upon at least 90 days advance notice, and during the period between the giving of his resignation notice and the effective date of his resignation, devotes his best efforts, in good faith, to our business and any personnel transition, then his stock options which have vested as of the effective date of his resignation will be exercisable for 90 days following the last day of his employment with us. If Dr. Boynton’s resignation does not comply with the notice, best efforts and good faith requirements described above, and then his stock options which have vested as of the effective date of his resignation will be exercisable for 15 days following the last day of his employment with us.

On June 22, 2007, an employment agreement between the Company and James D. Johnston became effective. Under the terms of the agreement, Mr. Johnston was employed as Chief Financial Officer and General Counsel of the Company. Pursuant to the terms of the agreement, Mr. Johnston was to be paid annual compensation of $180,000 for his services. Mr. Johnston was required to devote 60 percent of his time to the Company’s business. The agreement provided for standard benefits, including coverage under our medical, dental, vision, life and disability polices. Mr. Johnston was eligible to participate in the our 401(k) plan and to receive a bonus at the discretion of the Board. On August 23, 2007, Mr. Johnston notified us of his resignation from his positions of Chief Financial Officer and General Counsel of the Company, and as a member of the Board and all committees thereof, each effective on August 28, 2007. Mr. Johnston is not subject to a noncompetition obligation following the termination of his employment with us.

Equity Plans

We maintain several plans under which our directors and employees may be granted equity awards, generally in the form of stock options. A brief description of these plans follows. Effective June 22, 2007, we amended our then-existing equity plans other than the 2007 Plan such that no further option grants may be made under those plans. Currently, equity grants may be made only under the 2007 Plan.

1998 Stock Plan

The 1998 Stock Plan (the “1998 Plan”) was adopted by our Board in July 1998 and approved by our stockholders in February 1999. This plan provided for the grant to our employees, including officers and employee directors, of “incentive stock options” within the meaning of Section 422 of the Code, and for the grant of non-statutory stock options to our employees, officers, directors, including non-employee directors, and consultants. To the extent an optionee would have the right in any calendar year to exercise for the first time one or more incentive stock options for shares having an aggregate fair market value, under all of our plans and determined as of the grant date, in excess of $100,000, any such excess options will be treated as non-statutory options. A total of 27,535 shares of our common stock have been reserved for issuance under this plan and, as of December 31, 2007, net of forfeitures, a total of 23,783 of such shares remained available for additional option grants.

The Compensation Committee serves as the administrator of our 1998 Stock Plan. Subject to the terms of this plan, the administrator determines the terms of options granted, including the number of shares subject to the option, exercise price, term and exercisability. The exercise price of all incentive stock options granted under this plan must be at least equal to the fair market value of our common stock on the date of grant. The exercise price of any incentive stock option granted to an optionee who owns stock representing more than 10% of the total combined voting power of our outstanding capital stock, or a 10% Stockholder, must be at least equal to 110% of the fair market value of our common stock on the date of grant. The exercise price of all non- statutory stock options cannot be less than 85% of the fair market value of our common stock on the date of grant, and in the case of 10% Stockholders, the exercise price cannot be less than 110% of the fair market value of our common stock. The term of options granted under this plan may not exceed 10 years, and the term of an incentive stock option granted to a 10% Stockholder may not exceed five years. An option may not be transferred by the optionee other than by will or the laws of descent or distribution. Each option may be exercised during the lifetime of the optionee only by such optionee. Generally, each option granted under this plan becomes exercisable as to 25% of the total number of shares subject to the option after the first anniversary following the date of grant, with subsequent equal monthly vesting over three years, subject to the optionee’s continued relationship with us as an employee, director or consultant, as the case may be.

Our Board has the authority to amend or terminate this plan, but such action will not adversely affect any outstanding option without the optionee’s consent. If not terminated earlier, this plan will terminate in July 2008.

1999 Executive Stock Plan

The 1999 Executive Stock Plan (the “1999 Plan”) was adopted by our Board in November 1999. This plan provided for the grant of non-statutory stock options to our employees, officers, directors, including non-employee directors, and consultants. A total of 39,078 shares of our common stock have been reserved for issuance under this plan, and, as of December 31, 2007, net of forfeitures, a total of 28,064 shares remained available for granting under this plan.

The Compensation Committee serves as the administrator of this plan. Subject to the terms of this plan, the administrator determines the terms of options granted, including the number of shares subject to the option, exercise price, term and exercisability. The exercise price of options under this plan cannot be less than 85% of the fair market value of our common stock on the date of grant and, in the case of 10% Stockholders, the exercise price cannot be less than 110% of the fair market value of our common stock on the date of grant. The term of options granted under this plan may not exceed 10 years. An option may not be transferred by the optionee other than by will or the laws of descent or distribution. Each option may be exercised during the lifetime of the optionee only by such optionee. Each option granted under this plan becomes exercisable as to 25% of the total number of shares subject to the option on the first anniversary following the date of grant, with subsequent equal monthly vesting over three years, subject to the optionee’s continued relationship with us as an employee or consultant.

Our Board has the authority to amend or terminate this plan, but such action will not adversely affect any outstanding option without the optionee’s consent. If not terminated earlier, this plan will terminate in November 2009.

2001 Stock Plan

The 2001 Stock Plan (the “2001 Plan”) was both adopted by our Board and approved by our stockholders in June 2001. A total of 120,000 shares of our common stock were initially reserved for issuance under this plan. This plan was intended to provide for the grant to our employees, including officers and employee directors, of “incentive stock options” within the meaning of Section 422 of the Code and for the grant of non-statutory stock options to our employees and consultants. The number of shares available for grant under this plan is subject to an automatic annual increase in an amount equal to the lesser of (i) 15% of the aggregate number of shares available for granting for the immediately preceding year; or (ii) 20,000 shares. As of December 31, 2007, net of forfeitures, a total of 162,603 shares remained available under this plan.

The Compensation Committee serves as the administrator of this plan. Subject to the terms of this plan, the administrator determines the terms of options granted, including the number of shares subject to the option, exercise price, term and exercisability. The exercise price of all incentive stock options granted under this plan must be at least equal to the fair market value of our common stock on the date of grant. The term of incentive stock options granted under this plan generally may not exceed 10 years.

Our Board has the authority to amend or terminate this plan, but such action may not adversely affect any outstanding option previously granted under the plan. If this plan is not terminated earlier, no incentive stock options can be granted under the plan on or after the later of June 2011 or the 10th anniversary of the date when our

Board adopted, subject to approval by our stockholders, the most recent increase in the number of shares available for grant under the plan.

2001 Non-employee Director Stock Incentive Plan

The 2001 Non-employee Director Stock Incentive Plan (the “Directors Plan”) was adopted by our Board in June 2001. This plan provided for the automatic grant to each of our non-employee directors of a nonstatutory stock option to purchase 333 shares of our common stock on the third business day following each annual meeting of our stockholders. A total of 13,333 shares of common stock have been reserved for issuance under this plan and, as of December 31, 2007, net of forfeitures, a total of 10,500 shares remained available under this plan.

This plan is administered by the Compensation Committee. The exercise price of each option granted pursuant to this plan is the fair market value of the underlying shares of our common stock on the date of grant. Each option granted pursuant to this plan generally becomes exercisable upon six months after the date of grant, subject to certain limitations. Our Board has the authority to amend or terminate this plan, but such action may not adversely affect any outstanding option without the optionee’s consent.

Employee Stock Purchase Plan

Our Employee Stock Purchase Plan (the “Employees’ Plan”) was adopted by our Board and approved by our stockholders in June 2001. A total of 33,333 shares of common stock have been reserved for issuance under this plan and, as of December 31, 2007, 958 shares have been issued under this plan.

This plan is administered by the Compensation Committee and provides a mechanism for eligible employees to purchase shares of our common stock. To facilitate these purchases, eligible participants are assigned plan accounts, to which they may contribute funds via payroll deduction. The purchases are accomplished through the use of six-month offering periods. Purchases pursuant to this plan are made at a price equal to the lower of (i) 85% of the fair market value of our common stock on the last trading day in the offering period; or (ii) 85% of the fair market value of our common stock on the last trading day before the commencement of such offering period. No participant may purchase more than 67 shares of our common stock during any offering period. Additionally, purchases under the plan are limited such that no participant may purchase under the plan, in any offering period that commenced in that calendar year, shares with a fair market value in excess of $25,000 minus the fair market value of any shares that the participant previously purchased in that calendar year. In the case of shares purchased during an offering period that commenced in the preceding calendar year, the limitation is $50,000 minus the fair market value of any shares that the participant purchased during the calendar year of the purchase and the calendar year immediately preceding such purchase.

Our Board has the authority to amend or terminate this plan at any time. Amendments to the plan are subject to approval by our stockholders to the extent required by applicable law.

2007 Plan

The 2007 Plan was adopted by our Board on June 15, 2007. We have reserved a total of 6,000,000 shares of common stock for issuance in respect of options granted under the plan. The plan provides for the grant to employees of the Company, its parents and subsidiaries, including officers and employee directors, of “incentive stock options” within the meaning of Section 422 of the Code and for the grant of non-statutory stock options to the employees, officers, directors, including non-employee directors, and consultants of the Company, its parents and subsidiaries. To the extent an optionee would have the right in any calendar year to exercise for the first time one or more incentive stock options for shares having an aggregate fair market value, under all of the Company’s plans and determined as of the grant date, in excess of $100,000, any such excess options will be treated as non-statutory options. As of December 31, 2007, net of forfeitures, a total of 756,406 shares remained available under this plan. We have submitted this plan for approval by our stockholders at the 2008 annual meeting. For a further description of the 2007 Plan, see “Proposal 2 — Approval of 2007 Stock Option Plan” above.

Equity Compensation Plan Table

The following table sets out information regarding our common stock that may be issued upon the exercise of options, warrants and other rights granted to employees, consultants or directors under all of our existing equity compensation plans, as of December 31, 2007:

	Number of Shares		Number of Shares
	to be Issued Upon	Weighted-Average	Remaining Available
	Exercise of	Exercise Price of	for Future Issuance
	Outstanding Options	Outstanding Options	Under Equity
Plan Category	and Warrants	and Warrants	Compensation Plans

Equity compensation plans approved by security holders	50,906	$7.97	—
Equity compensation plans not approved by security holders	4,724,462	$0.89	756,406

Total	4,775,368		756,406

Compensation Committee Interlocks and Insider Participation

From January 1, 2007 to June 22, 2007, Dr. Boynton was the sole member of our Compensation Committee and served as our President, Chief Operating Officer and Chief Scientific Officer. In June 2007, Dr. Boynton was replaced by Linda F. Powers and R. Steve Harris as members of the Compensation Committee. As described further under “Transactions with Related Persons” below, we are a party to a number of transactions (as such term is defined in Item 404(a) of Regulation S-K) in which Ms. Powers has an interest required to be disclosed in this proxy statement. During 2007, none of our executive officers served as a member of the compensation committee (or other committee serving an equivalent function) of any other entity, one of whose executive officers served as a director on our Board or as a member of our Compensation Committee. None of our executive officers served during 2007 as a director of any other entity, one of whose executive officers served as a director on our Board or as a member of our Compensation Committee.

Transactions with Related Persons

Certain Transactions with Related Persons

Conversion of Preferred Stock and Related Matters

On June 1, 2007, we issued to Toucan Capital a warrant to purchase shares of our Series A-1 cumulative convertible preferred stock (“Series A-1 Preferred Stock” and such warrant, the “Toucan Capital Series A-1 Warrant”) in exchange for the cancellation of all previously issued warrants to purchase Series A-1 Preferred Stock (or, at the election of Toucan Capital, any other equity or debt security of the Company) held by Toucan Capital. The new Toucan Capital Series A-1 Warrant is exercisable for 6,471,333 shares of Series A-1 Preferred Stock plus shares of Series A-1 Preferred Stock attributable to accrued dividends on the shares of Series A-1 Preferred Stock held by Toucan Capital (with each such Series A-1 Preferred Share convertible into 2.67 shares of common stock at $0.60 per share), compared to the 3,062,500 shares of Series A-1 Preferred Stock (with each such Series A-1 Preferred Share convertible into 2.67 shares of common stock at $0.60 per share) that were previously issuable to Toucan Capital upon exercise of the warrants being cancelled.

Also on June 1, 2007, we and Toucan Capital amended Toucan Capital’s warrant to purchase shares of our Series A cumulative convertible preferred stock (“Series A Preferred Stock” and such warrant, the “Toucan Capital Series A Warrant”) to increase the number of shares of Series A Preferred Stock that are issuable upon exercise of the warrant to 32,500,000 shares of Series A Preferred Stock (plus shares of Series A Preferred Stock attributable to accrued dividends on the shares of Series A Preferred Stock held by Toucan Capital) from 13,000,000 shares of Series A Preferred Stock.

In connection with the modifications of the Series A and Series A-1 Preferred Stock warrants, we recognized reductions in earnings applicable to common stockholders in June 2007 of $2.3 million and $16.4 million, respectively. The fair value of the warrant modifications was determined using the Black-Scholes option pricing model with the following assumptions: expected dividend yield of 0%, risk-free interest rate of 5.0% volatility of 398%, and a contractual life of seven years.

On June 15, 2007, we, Toucan Capital, and Toucan Partners entered into a conversion agreement (“Conversion Agreement”) which became effective on June 22, 2007 upon the admission of the Company’s common stock to trade on AIM (“Admission”).

Pursuant to the terms of the Conversion Agreement (i) Toucan Capital agreed to convert and has converted all of its shares of the Company’s Series A Preferred Stock and Series A-1 Preferred Stock (in each case, excluding any accrued and unpaid dividends) into common stock and agreed to eliminate a number of rights, preferences and protections associated with the Series A Preferred Stock and Series A-1 Preferred Stock, including the liquidation preference entitling Toucan Capital to certain substantial cash payments and (ii) Toucan Partners agreed to eliminate all of its existing rights to receive Series A-1 Preferred Stock under certain notes and warrants (and thereafter to receive shares of common stock rather than shares of Series A-1 Preferred Stock), and the rights, preferences and protections associated with the Series A-1 Preferred Stock, including the liquidation preference that would entitle Toucan Partners to certain substantial cash payments. In return for these agreements, the Company issued to Toucan Capital and Toucan Partners 4,287,851 and 2,572,710 shares of common stock, respectively. In connection with the issuance of these shares, we recognized a further reduction of earnings applicable to common stockholders of $12.3 million in June 2007.

Under the terms of the Conversion Agreement (i) the Toucan Capital Series A Warrant is exercisable for 2,166,667 shares of common stock rather than shares of Series A Preferred Stock (plus shares of common stock, rather than shares of Series A Preferred Stock, attributable to accrued dividends on the shares of Series A Preferred Stock previously held by Toucan Capital that were converted into common stock upon Admission, subject to the further provisions of the Conversion Agreement as described below) and (ii) the Toucan Capital Series A-1 Warrant became exercisable for an aggregate of 17,256,888 shares of common stock rather than shares of Series A-1 Preferred Stock (plus shares of common stock, rather than shares of Series A-1 Preferred Stock, attributable to accrued dividends on the shares of Series A-1 Preferred Stock previously held by Toucan Capital that were converted into common stock upon Admission), subject to further provisions of the Conversion Agreement as described below.

As noted above, the 32,500,000 shares of Series A Preferred Stock held by Toucan Capital converted, in accordance with their terms, into 2,166,667 shares of common stock and the 4,816,863 shares of Series A-1 Preferred Stock held by Toucan Capital converted, in accordance with their terms, into 12,844,968 shares of common stock.

Under the terms of the Conversion Agreement, Toucan Capital also agreed to temporarily defer receipt of the accrued and unpaid dividends on its shares of Series A Preferred Stock and Series A-1 Preferred Stock of an amount equal to $334,340 and $917,451, respectively, until not later than September 30, 2007. In September 2007, we paid these dividends in full to Toucan Capital.

As a result of the financings described above, as of April 21, 2008, Toucan Capital held:

•	an aggregate of 19,299,486 shares of common stock;

•	warrants to purchase 14,150,732 shares of common stock at an exercise price of $0.60 per share; and

•	warrants to purchase 7,884,357 shares of common stock at an exercise price of $0.15 per share.

As a result of the financings described above, as of April 21, 2008, Toucan Partners held:

•	an aggregate of 2,572,710 shares of common stock; and

•	warrants to purchase 8,832,541 shares of common stock at an exercise price of $0.60 per share.

The investments made by Toucan Capital and Toucan Partners were made pursuant to the terms and conditions of a Recapitalization Agreement originally entered into on April 26, 2004 with Toucan Capital. The Recapitalization Agreement, as amended, originally contemplated the investment of up to $40 million through the issuance of new securities to Toucan Capital and a syndicate of other investors to be determined.

We and Toucan Capital amended the Recapitalization Agreement in conjunction with each successive loan agreement. The amendments generally (i) updated certain representations and warranties of the parties made in the Recapitalization Agreement, and (ii) made certain technical changes in the Recapitalization Agreement in order to facilitate the bridge loans described therein.

Through June 22, 2007, the Company accrued and paid certain legal and other administrative costs on Toucan Capital’s behalf pursuant to the Recapitalization Agreement. Subsequent to June 22, 2007, Toucan Capital has incurred further costs on behalf of the Company, primarily related to travel expenses and fees incurred in connection with efforts to investigate and establish DCVax® businesses in other locations overseas. In addition, effective July 1, 2007, the Company commenced accruing rent expense related to the sublease for its Bethesda, Maryland office space from Toucan Capital Corporation. During the year ended December 31, 2007, the Company recognized approximately $1.0 million of general and administrative costs related to the Recapitalization Agreement, rent expense and costs incurred by Toucan Capital on the Company’s behalf. Approximately $175,000 of these costs relate to activities which took place prior to 2007. During the year ended December 31, 2006, the Company recognized approximately $1.3 million of general and administrative costs related to the Recapitalization Agreement. Pursuant to the terms of the Conversion Agreement, the Recapitalization Agreement was terminated on June 22, 2007.

As of April 21, 2008, Toucan Capital, including the holdings of Toucan Partners, beneficially owned of 21,872,196 shares of our capital stock, representing approximately 51.7% of our outstanding common stock.

Cognate

On July 30, 2004, we entered into a service agreement with Cognate, a contract manufacturing and services organization in which Toucan Capital has a majority interest. In addition, two of the principals of Toucan Capital are members of Cognate’s board of directors and, on May 17, 2007, the managing director of Toucan Capital, Linda F. Powers, was appointed to serve as our director and to serve as the non-executive Chairperson of our Board of Directors. Under the service agreement, we agreed to utilize Cognate’s services for an initial two-year period, related primarily to manufacturing DCVax® product candidates, regulatory advice, research and development preclinical activities and managing clinical trials. The agreement expired on July 30, 2006; however, we continued to utilize Cognate’s services under the same terms as set forth in the expired agreement. On May 17, 2007, we entered into a new services agreement with Cognate pursuant to which Cognate will provide certain consulting and, when needed, manufacturing services to us for our DCVax®-Brain Phase II clinical trial. Under the terms of the new contract, we paid a non-refundable contract initiation fee of $250,000 and committed to pay budgeted monthly service fees of $400,000, subject to quarterly true-ups, and monthly facility fees of $150,000. We may terminate this agreement with 180 days notice and payment of all reasonable wind-up costs and Cognate may terminate the contract in the event that the brain cancer clinical trial fails to complete enrollment by July 1, 2009. However, if such termination by us occurs at any time prior to the earlier of the submission of an FDA biological license application/new drug application on our brain cancer clinical trial or July 1, 2010 or, such termination by Cognate results from failure of the brain cancer clinical trial to complete patient enrollment by July 1, 2009, we are obligated to make an additional termination fee payment to Cognate equal to $2 million.

During the years ending December 31, 2005, 2006 and 2007, respectively, we recognized approximately $3.5 million, $2.4 million and $5.8 million of research and development costs related to this service agreement. As of December 31, 2006 and 2007, we owed Cognate approximately $2.2 million and $0, respectively.

Review, Approval or Ratification of Transactions with Related Persons

Our policy with respect to any transaction between the Company and any related person requiring disclosure under Item 404(a) of Regulation S-K, is that such transaction is consummated only if the Audit Committee approves such transaction or if the transaction involves compensation approved or ratified by the Compensation Committee. The Board of Directors has not adopted a written policy reflecting the policy and procedures described above; it intends to do so, but may not.

Audit Committee Report

The Audit Committee acts under a written charter, a copy of which is attached as Appendix A to this proxy statement. We are considered a controlled company, whereby a group holds more than 50% of the voting power, and as such are not required under NASDAQ listing standards to have a majority of our Board of Directors be independent. The Board has determined that one member of the Audit Committee, R. Steve Harris, is an “independent director” as defined by NASDAQ listing standards. It is our intention to recruit one or more additional non-executive directors in due course, but we may not be able to do so. The Audit Committee does not include an “audit committee financial expert,” within the meaning of SEC regulations. Although all the Audit Committee members are financially literate, it is our intention to recruit an “audit committee financial expert” in due course.

The Audit Committee has prepared the following report on its activities with respect to the audited consolidated financial statements of the Company for the fiscal year ended December 31, 2007 (for purposes of this report, the “audited financial statements”). The following report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other of our filings under the Securities Act of 1933, as amended (the “Securities Act”) or the Exchange Act, except to the extent we specifically incorporate this report by reference in the specified filing.

As part of its specific duties, the Audit Committee reviews the Company’s financial reporting process on behalf of the Board; reviews the financial information issued to stockholders and others, including a discussion of the quality, not only the acceptability, of our accounting principles, the reasonableness of significant judgments, and the clarity of discussions in the financial statements; and monitors our systems of internal control and the audit process. Management is responsible for the preparation, presentation, and integrity of our financial statements, accounting and financial reporting principles, and disclosure controls and procedures designed to ensure compliance with accounting standards and applicable laws and regulations. Management also is responsible for objectively reviewing and evaluating the adequacy, effectiveness, and quality of our own system of internal control. Our independent registered public accounting firm is responsible for performing an independent audit of the consolidated financial statements and expressing an opinion on the conformity of those financial statements with generally accepted accounting principles.

The Audit Committee has met and held discussions with management and Peterson Sullivan, PLLC (“Peterson Sullivan”), our independent public accounting firm for the fiscal year ended December 31, 2007. In our discussions, management has represented to the Audit Committee that the Company’s consolidated financial statements were prepared in conformity with accounting principles generally accepted in the United States. The Audit Committee also has reviewed and discussed the audited financial statements with management and Peterson Sullivan. The Audit Committee meets with our internal auditors and independent registered public accounting firm, with and without management present, to discuss the results of their examinations, the evaluations of the Company’s internal controls and the overall quality of the Company’s financial reporting.

The Audit Committee has discussed with representatives of Peterson Sullivan the matters required to be discussed by Statement of Auditing Standards No. 61 regulations promulgated by the SEC and the Public Company Accounting Oversight Board.

Peterson Sullivan also provided to the Committee the written disclosures and the letter required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and the Audit Committee has considered and discussed with Peterson Sullivan the firm’s independence and the compatibility of the non-audit services provided by the firm with its independence.

Based on the Audit Committee’s review of the audited financial statements and the review and discussions noted above, the Audit Committee recommended that the Board include the audited financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007, for filing with the SEC. The Board has approved this recommendation.

Linda F. Powers
R. Steve Harris (Chairperson)

Fees Paid to Peterson Sullivan, PLLC

Peterson Sullivan served as our independent public accounting firm for the fiscal year ending December 31, 2007. The Audit Committee has extended Peterson Sullivan’s engagement through the end of the first quarter of fiscal 2008, and plans to retain another firm to serve as our independent public accountants for the remainder of 2008. The Audit Committee plans to retain a firm in the Washington, DC metro area in order to eliminate inefficiencies in our financial review and audit processes that resulted from the relocation of our executive offices from Bothell, Washington to Bethesda, Maryland.

A representative of Peterson Sullivan is expected to attend the annual meeting (either in person or by telephone) and will have the opportunity to make a statement if he or she desires to do so. The representative also will be available to respond to appropriate questions from stockholders.

In addition to retaining Peterson Sullivan to audit our financial statements for the fiscal year ended December 31, 2007, we engaged the firm from time to time during the year to perform other services. The following table sets forth the aggregate fees billed by Peterson Sullivan in connection with services rendered during the last two fiscal years.

Fiscal Year Ended December 31:	2007	2006

Audit Fees	$80,456	$78,196
Audit-Related Fees	12,000	—
Tax Fees	3,225	5,000
All Other Fees	—	—

Total	$95,681	$83,196

Audit fees primarily include services for auditing our financial statements along with reviews of our interim financial information included in our Forms 10-K and 10-Q. Peterson Sullivan’s work on these two audits was performed by full time, regular employees and partners of Peterson Sullivan. Audit-related fees comprise professional services rendered in connection with the filing of SEC registration statements. Tax fees, which includes tax consulting and tax compliance fees, in both the current year and prior year relate to the preparation of our Federal income tax return. All fees described above were approved by our Audit Committee, and the Audit Committee considers the provision of the services rendered in respect of those fees compatible with maintaining the auditor’s independence.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services

In accordance with its charter, the Audit Committee’s policy is to pre-approve all audit and permissible non-audit services provided by the Company’s independent auditor, other than certain de minimis non-audit services approved in accordance with Section 10A(i) of the Exchange Act. During the fiscal year ended December 31, 2007, all audit and permissible non-audit services were pre-approved by the Audit Committee in accordance with this policy.

OTHER MATTERS

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors, executive officers and holders of more than 10% of our common stock (“Reporting Persons”) to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock and other equity securities. Reporting Persons are required by SEC rules to furnish the Company with copies of all Section 16(a) forms they file. To the Company’s knowledge, based solely on review of copies of such reports furnished to the Company during the fiscal year ended December 31, 2007 and representations made by the Reporting Persons regarding their filing obligations, all Section 16(a) filing requirements applicable to the Reporting Persons were satisfied during our fiscal year ended December 31, 2007.

Proxy Solicitation

The cost of the solicitation of proxies will be borne by us. In addition to the solicitation of proxies by mail, certain of our officers and employees, without extra remuneration, may solicit proxies personally, by telephone, mail or facsimile. Brokers, banks and other nominees will be requested to forward proxy soliciting material to the owners of our common stock held in their names, and we will reimburse them for their reasonable out-of-pocket expenses incurred in connection with the distribution of proxy materials.

Stockholder Proposals for the 2009 Annual Meeting of Stockholders

We currently anticipate that the 2009 annual meeting of stockholders will be held on June 12, 2009. Proposals of stockholders intended to be presented at the 2009 annual meeting pursuant to Rule 14a-8 under the Exchange Act must be received by us no later than the close of business on January 13, 2009 in order that they may be included in the proxy statement and form of proxy relating to that meeting. Proposals should be addressed to Northwest Biotherapeutics, Inc., 7600 Wisconsin Avenue, Suite 750, Bethesda, Maryland 20814, Attention: Secretary.

In addition, our bylaws require that we be given advanced notice of stockholder nominations for election to our Board and of other business that stockholders wish to present for action at an annual meeting of stockholders (other than matters included in our proxy statement in accordance with Rule 14a-8). Our secretary must receive such notice not less than 120 days nor more than 150 days prior to the first anniversary of the date on which this proxy statement was first mailed to our stockholders. If the date on which the 2009 annual meeting will be held is changed by more than 30 calendar days from the date indicated above, we must receive the notice at least 80 days prior to the date on which we intend to distribute the corresponding proxy statement. We will issue a press release announcing the exact date of the 2009 annual meeting.

The notice for any stockholder proposal must contain certain information set forth in our bylaws. In addition, stockholder proposals made under Rule 14a-8 under the Exchange Act are required to contain certain information. Therefore, we strongly encourage stockholders interested in submitting a proposal to contact legal counsel with regard to the detailed requirements of applicable securities laws. Copies of our bylaws can be obtained without charge from our corporate secretary.

Submitting a stockholder proposal does not guarantee that we will include it in our proxy statement.

THE BOARD HOPES THAT STOCKHOLDERS WILL ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU PLAN TO ATTEND, YOU ARE URGED TO COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD IN THE ACCOMPANYING ENVELOPE. PROMPT RESPONSES WILL GREATLY FACILITATE ARRANGEMENTS FOR THE MEETING AND YOUR COOPERATION IS APPRECIATED. STOCKHOLDERS WHO ATTEND THE MEETING MAY VOTE THEIR STOCK PERSONALLY EVEN THOUGH THEY HAVE SENT IN THEIR PROXY CARDS.

By Order of the Board of Directors,

/s/  Linda F. Powers
Linda F. Powers
Chairperson of the Board of Directors

May 13, 2008

Appendix A

Northwest Biotherapeutics, Inc.
Audit Committee Charter

Purpose

The purpose of the Audit Committee of the Board of Directors is to assist the Board of Directors in overseeing:

•	the Company’s accounting and financial reporting principles and policies and its internal controls and procedures;

•	the Company’s financial statements and financial information to be provided to stockholders; and

•	the independence, qualifications and performance of the Company’s independent auditors and the independent audit.

Structure and Membership

Number.  The Audit Committee shall consist of two or more directors as the Board of Directors shall from time to time determine.

Chair.  The Board of Directors shall appoint an Audit Committee Chairman. In the absence of the Audit Committee Chairman, the remaining members of the Audit Committee shall elect one such member to chair the meeting.

Compensation.  The compensation of Audit Committee members shall be as determined by the Board of Directors. No member of the Audit Committee may receive any consulting, advisory or other compensatory fee from the Company, other than fees paid in his or her capacity as a member of the Board of Directors or a committee of the Board of Directors.

Selection and Removal.  Members of the Audit Committee shall be appointed by the Board of Directors, upon the recommendation of the Company’s Nominations Committee, and shall serve until the earliest of (i) their death, (ii) the expiration of their term as a director, (iii) their resignation as a member of the Audit Committee or the Board of Directors and (iv) their removal as a member of the Audit Committee or the Board of Directors. The Board of Directors may remove members of the Audit Committee from such committee, with or without cause.

Authority and Responsibilities

General.  The Audit Committee shall discharge its responsibilities, and shall assess the information provided by the Company’s management and the independent auditor, in accordance with its business judgment. The Audit Committee shall further assist the Board of Directors in overseeing the compliance by the Company with legal and regulatory requirements relating to the foregoing. Management is responsible for the preparation, presentation, and integrity of the Company’s financial statements and for the appropriateness of the accounting principles and reporting policies that are used by the Company. The independent auditors are responsible for auditing the Company’s financial statements and for reviewing the Company’s unaudited interim financial statements. The authority and responsibilities set forth in this Charter do not reflect or create any duty or obligation of the Audit Committee to plan or conduct any audit, to determine or certify that the Company’s financial statements are complete, accurate, fairly presented, or in accordance with generally accepted accounting principles or applicable law, or to guarantee the independent auditor’s report.

Oversight of Independent Auditors

Selection.  The Audit Committee shall be solely and directly responsible for appointing, evaluating and, when necessary, terminating the independent auditor. The Audit Committee may, in its discretion, seek stockholder ratification of the independent auditor it appoints.

Independence.  The Audit Committee shall take, or recommend that the full Board of Directors take, appropriate action to oversee the independence of the independent auditor. In connection with this responsibility, the Audit Committee shall obtain and review a formal written statement from the independent auditor describing all relationships between the independent auditor and the Company, including the disclosures required by Independence Standards Board Standard No. 1. The Audit Committee shall actively engage in dialogue with the independent auditor concerning any disclosed relationships or services that might impact the objectivity and independence of the independent auditor.

Compensation.  The Audit Committee shall have sole and direct responsibility for setting the compensation of the independent auditor.

Oversight.  The independent auditor shall report directly to the Audit Committee, and the Audit Committee shall have direct responsibility for overseeing the independent auditor, including resolution of disagreements between Company management and the independent auditor regarding financial reporting. In connection with its oversight role, the Audit Committee shall, from time to time as appropriate but no less frequently than annually, obtain and review the reports required to be made by the independent auditor pursuant to Section 10A(k) of the Exchange Act regarding: (i) critical accounting policies and practices, (ii) alternative treatments of financial information within generally accepted accounting principles that have been discussed with Company management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor and (iii) other material written communications between the independent auditor and Company management, including without limitation any management letters and responses thereto or a schedule of unadjusted differences.

Preapproval of Services.  The Audit Committee shall preapprove all services (audit and non-audit) to be provided to the Company by the independent auditor; provided, however, that de minimis non-audit services may instead be approved in accordance with Section 10A(i) of the Exchange Act.

Review of Audited Financial Statements

Discussion of Audited Financial Statements.  The Audit Committee shall review and discuss with the Company’s management and independent auditor the Company’s audited financial statements, including the matters required to be discussed by the statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU Section 380).

Recommendation to Board Regarding Financial Statements.  The Audit Committee shall consider whether it will recommend to the Board of Directors that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K.

Audit Committee Report.  The Audit Committee shall prepare an annual committee report, in accordance with Item 407(d) of Regulation S-K promulgated by the U.S. Securities and Exchange Commission, for inclusion in the proxy statement of the Company relating to its annual meeting of security holders.

Review of Other Financial Statements and Financial Disclosures

Independent Auditor Review of Interim Financial Statements.  The Audit Committee shall direct the independent auditor to perform all reviews of interim financial information prior to disclosure by the Company of such information and to discuss promptly with the Audit Committee and the Chief Financial Officer any matters identified in connection with the independent auditor’s review of interim financial information which are required to be discussed by Statements on Auditing Standards Nos. 61, 71 and 90. The Audit Committee shall direct management to advise it in the event that the Company proposes to disclose interim financial information prior to completion of the independent auditor’s review of interim financial information.

Controls and Procedures

Oversight.  The Audit Committee shall:

•	coordinate the Board of Directors’ oversight of the Company’s internal accounting controls, the Company’s disclosure controls and procedures, and the Company’s code of conduct;

•	review the significant accounting principles, policies and practices followed by the Company in accounting for and reporting its financial results of operations in accordance with generally accepted accounting principles;

•	review the financial, investment and risk management policies followed by the Company in operating its business activities; and

•	receive and review the reports of the CEO and CFO required by Section 302 of the Sarbanes-Oxley Act of 2002 and Rule 13a-14 of the Exchange Act.

Procedures for Complaints.  The Audit Committee shall establish procedures for (i) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and (ii) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

Related-Party Transactions.  The Audit Committee shall review all related party transactions on an ongoing basis, and all such transactions must be approved by the Audit Committee. A “related party transaction” shall be a transaction required to be disclosed pursuant to Item 404 of Regulation S-K.

Compliance with Legal Requirements.  The Audit Committee shall perform any other functions required to carry out its responsibilities under this charter. The Audit Committee also shall perform such other functions as are delegated to it by the Board of Directors from time to time.

Procedures and Administration

Meetings.  The Audit Committee shall meet at least four times each year. In addition, the Audit Committee will meet at any time that the independent auditor believes that communication to the Audit Committee is required. The Audit Committee shall meet at least once annually separately with (i) the independent auditor and (ii) the Company’s CEO, CFO, controller, and such other management as the Audit Committee requests. The Audit Committee may additionally meet with other employees of the Company as it deems appropriate. The Audit Committee shall keep regular minutes of its meetings and report them to the Board of Directors when requested.

Reports to Board.  The Audit Committee shall report regularly to the Board of Directors.

Charter.  The Audit Committee shall periodically review and reassess the adequacy of this Charter and recommend any proposed changes to the Board of Directors for approval.

Independent Advisors.  The Audit Committee may, in its discretion, retain the services of legal counsel and other advisors of its choosing to assist the Audit Committee in the performance of its functions. The Company shall provide for appropriate funding, as determined by the Audit Committee, for payment of compensation to any consultant, legal counsel, or other advisor retained by the Audit Committee.

Surveys, Studies and Investigations.  The Audit Committee shall have the authority to commission surveys or studies as the need arises or conduct or authorize investigations into any matters within the scope of its responsibilities as it shall deem appropriate, including the authority to request any officer, employee or advisor of the Company to meet with the Audit Committee or any advisors engaged by the Audit Committee.

Funding.  The Company shall provide appropriate funding, as determined by the Audit Committee, for payment of: (i) compensation of the independent auditor as established by the Audit Committee, (ii) compensation of any independent legal, accounting and other advisors engaged by the Audit Committee and (iii) ordinary administrative expenses of the Audit Committee that are deemed necessary or appropriate by the Audit Committee to carry out its duties.

Annual Performance Evaluation.  The Audit Committee shall conduct an annual evaluation of its performance and shall present its finding and conclusions to the Board of Director.

Appendix B

Northwest Biotherapeutics, Inc.
Compensation Committee Charter

Purpose

The purpose of the Compensation Committee of the Board of Directors is to assist the Board of Directors in the discharge of its responsibilities relating to:

•	the compensation of the Company’s executive officers;

•	the administration of the Company’s equity compensation plans;

•	participating in the preparation and review of the information related to executive compensation that is disclosed in the Company’s proxy statement, information statement or annual report;

•	preparation of an annual Compensation Committee report to be included in the Company’s proxy statement, information statement or annual report; and

•	such other matters relating to compensation of executive officers and employee benefit plans of the Company as shall be delegated from time to time by the Board of Directors.

Structure and Membership

Number.  The Compensation Committee shall consist of two or more directors as the Board of Directors shall from time to time determine.

Chair.  The Board of Directors shall appoint a Compensation Committee Chairman. In the absence of the Compensation Committee Chairman, the remaining members of the Compensation Committee shall elect one such member to chair the meeting. The Chairman of the Board of Directors shall not be a chairman of the Compensation Committee.

Compensation.  The compensation of Compensation Committee members shall be as determined by the Board of Directors.

Selection and Removal.  Members of the Compensation Committee shall be appointed by the Board of Directors, upon the recommendation of the Company’s Nominations Committee, and shall serve until the earliest of (i) their death, (ii) the expiration of their term as a director, (iii) their resignation as a member of the Compensation Committee or the Board of Directors and (iv) their removal as a member of the Compensation Committee or the Board of Directors. The Board of Directors may remove members of the Compensation Committee from such committee, with or without cause.

Authority and Responsibilities

General.  The Compensation Committee shall discharge its responsibilities, and shall assess the information provided by the Company’s management, in accordance with its business judgment.

CEO Compensation.  The Compensation Committee shall annually review and approve the corporate goals and objectives relevant to chief executive officer (“CEO”) compensation and evaluate the CEO’s performance in light of those goals and objectives. Based on this evaluation, the Compensation Committee shall make and annually review decisions regarding (i) the CEO’s salary, (ii) the extent to which any performance-based bonus award was earned, (iii) the CEO’s bonus opportunity for the next fiscal year and (iv) any other matter relating to the CEO’s compensation that the Compensation Committee considers appropriate. In determining the appropriateness of any element of the CEO’s compensation, the Compensation Committee shall determine the value of and take into account the CEO’s total compensation, including realized and unrealized gains on prior equity awards, the size of any prior equity awards, earnings on any deferred compensation, the value of any perquisites, the actuarial value of pension or retirement plans, and the value of any potential severance or change in control payments. In determining the appropriateness of any element of the long-term incentive compensation awarded to the CEO, the Compensation Committee shall consider similar compensation awarded to the CEO in prior fiscal years, the Company’s overall performance and the relative return on the investment of the Company’s stockholders for the fiscal year, and the value of similar awards made to the chief executive officers of comparable companies in the industry.

Other Executive Officers.  The Compensation Committee shall annually review and approve the corporate goals and objectives relevant to the compensation of the Company’s other executive officers, which need not be the same for each executive officer. In light of these goals and objectives, the Compensation Committee shall make and annually review decisions regarding (i) salary paid to the executive officers, (ii) the extent to which any performance-based bonus awards were earned, (iii) the bonus opportunity for executive officers for the following year, (iv) long-term incentive opportunities for executive officers for upcoming periods and (v) any other matter relating to the compensation of executive officers that the Compensation Committee considers appropriate. In determining such packages and arrangements, the Compensation Committee shall give due regard to any relevant legal requirements, the provisions and recommendations in the UK QCA Guidelines and where appropriate the UK Combined Code and associated guidance.

Oversight of Equity Compensation Plans.  The Compensation Committee shall review at least annually all equity-based compensation plans and arrangements and the number of shares remaining available for issuance under those plans and arrangements. The Compensation Committee shall make recommendations to the Board of Directors regarding the need to amend existing plans or adopt new plans for the purpose of implementing the Company’s strategy regarding long-term and equity-based compensation. The Compensation Committee shall have the authority to approve grants of stock, stock options, stock purchase rights and similar awards to individuals eligible to receive such grants under the Company’s equity compensation plans, to approve the forms of agreement evidencing such grants, and to interpret and amend such agreements within the terms of the plans. The Compensation Committee shall have all of the authority of the Board of Directors to administer the Company’s equity compensation plans.

Director Compensation.  The Compensation Committee shall periodically review and make recommendations to the Board of Directors with respect to director compensation. The remuneration of any non-executive director shall be a matter for the Chairman of the Compensation Committee (if an executive director) and the executive members of the Board of Directors.

Compensation Discussion and Analysis; Compensation Committee Report.  The Compensation Committee shall oversee the preparation of the Company’s compensation-related disclosures to be included in the Company’s annual report, information statement or proxy statement under applicable rules of the U.S. Securities and Exchange Commission (the “SEC”). The Compensation Committee shall also review and discuss with the Company’s management the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K. Based on such review and discussion, the Compensation Committee shall determine whether to recommend to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s annual report or proxy statement for the annual meeting of stockholders. The Compensation Committee shall provide, over the names of the members of the Compensation Committee, the required Compensation Committee Report for the Company’s annual report or proxy statement for the annual meeting of stockholders, which report shall contain the statements required by the SEC’s rules applicable to such reports.

Access to Management.  The Compensation Committee and its members shall have complete access to management for the purpose of carrying out the Compensation Committee’s functions. The Compensation Committee shall establish policies with respect to the participation of the Company’s CEO, other executive officers and management in the activities and processes of the Compensation Committee.

Compliance with Legal Requirements.  The Compensation Committee shall perform any other functions required to carry out its responsibilities under this charter including to ensure that all provisions regarding disclosure of remuneration including pensions, as set out in the UK QCA Guidelines and where appropriate those of the UK Combined Code are fulfilled. The Compensation Committee also shall perform such other functions as are delegated to it by the Board of Directors from time to time.

Procedures and Administration

Meetings.  The Compensation Committee shall meet as often as it deems necessary in order to perform its responsibilities. The Compensation Committee shall keep regular minutes of its meetings and report them to the Board of Directors when requested.

Reports to Board.  The Compensation Committee shall report regularly to the Board of Directors.

Charter.  The Compensation Committee shall periodically review and reassess the adequacy of this Charter and recommend any proposed changes to the Board of Directors for approval.

Consulting Arrangements.  The Compensation Committee may, in its discretion, retain the services of a compensation consultant to advise and assist the Compensation Committee in the performance of its functions. The Compensation Committee shall have sole authority to determine the consultant’s fees and the other terms of retention and to terminate its services to the Compensation Committee. The Compensation Committee shall establish policies regarding the retention of compensation consultants that may include, among other considerations, the process for selection and compensation, the scope of the role and functions to be performed by the consultant, and communications between the consultant and the Compensation Committee, the Company’s executive officers and management.

Independent Advisors.  The Compensation Committee may, in its discretion, retain the services of legal counsel and other advisors of its choosing to assist the Compensation Committee in the performance of its functions. The Company shall provide for appropriate funding, as determined by the Compensation Committee, for payment of compensation to any consultant, legal counsel, or other advisor retained by the Compensation Committee.

Surveys, Studies and Investigations.  The Compensation Committee shall have the authority to commission compensation surveys or studies as the need arises or conduct or authorize investigations into any matters within the scope of its responsibilities as it shall deem appropriate, including the authority to request any officer, employee or advisor of the Company to meet with the Compensation Committee or any advisors engaged by the Compensation Committee.

Employment Agreements.  The Compensation Committee shall review and approve all employment agreements proposed to be entered into between the Company and any executive officer and any proposed renewals thereof. The Compensation Committee shall review any existing employment agreements with executive officers at least annually and recommend to the Board of Directors any amendments thereto that the Compensation Committee deems appropriate.

Employee Loans.  The Compensation Committee shall review at least annually the Company’s policies and procedures regarding loans to employees. Under no circumstance may the Compensation Committee approve any arrangement in which the Company extends or maintains credit, or arranges for the extension of credit, in the form of a personal loan to or for any executive officer of the Company.

Perquisites.  The Compensation Committee shall review at least annually the Company’s policies and practices regarding perquisites for executive officers and the form and amount of any perquisites paid or made available to the Company’s executive officers. The Compensation Committee shall determine the appropriateness of the nature and extent of executive officers’ use of such perquisites.

Deferred Compensation.  The Compensation Committee shall review and approve the terms on which any compensation earned by, or otherwise payable to, executive officers may be deferred.

Annual Performance Evaluation.  The Compensation Committee shall conduct an annual evaluation of its performance and shall present its finding and conclusions to the Board of Directors.

Appendix C

Northwest Biotherapeutics, Inc.
Nominations Committee Charter

Purpose

The purpose of the Nominations Committee of the Board of Directors is to:

•	identify and nominate members of the Board of Directors;

•	recommend directors to be appointed to each committee of the Board of Directors and the Chair of such committee; and

•	oversee the evaluation of the Board of Directors.

Structure and Membership

Number.  The Nominations Committee shall consist of two or more directors as the Board of Directors shall from time to time determine.

Chair.  The Board of Directors shall appoint a Nominations Committee Chairman. In the absence of the Nominations Committee Chairman, the remaining members of the Nominations Committee shall elect one such member to chair the meeting. The Chairman of the Board of Directors shall not chair any meeting of the Nominations Committee if the Nominations Committee is considering the issue of the succession to the Chairmanship during such meeting.

Compensation.  The compensation of Nominations Committee members shall be as determined by the Board of Directors.

Selection and Removal.  Members of the Nominations Committee shall be appointed by the Board of Directors, upon the recommendation of the Company’s Nominations Committee, and shall serve until the earliest of (i) their death, (ii) the expiration of their term as a director, (iii) their resignation as a member of the Nominations Committee or the Board of Directors and (iv) their removal as a member of the Nominations Committee or the Board of Directors. The Board of Directors may remove members of the Nominations Committee from Nominations Committee, with or without cause.

Authority and Responsibilities Relating To Board of Directors and Committee Membership

Selection of Director Nominees.  Except where the Company is legally required by contract or otherwise to provide third parties with the ability to nominate directors, the nomination of Company directors will be determined by the Board of Directors following the recommendation of director candidates by the Nominations Committee.

Criteria for Selecting Directors.  The Nominations Committee shall be responsible for reviewing with the Board of Directors, on an annual basis, the requisite skills and criteria for new Board of Directors members as well as the structure, size and composition of the Board of Directors as a whole. This includes (i) giving full consideration to succession planning for directors and other senior executives in the course of their work, taking into account the challenges and opportunities facing the Company, and what skills and expertise are therefore needed on the Board of Directors in the future, (ii) reviewing annually the time required from non-executive directors and (iii) ensuring that on appointment to the Board of Directors, non-executive directors receive a formal letter of appointment setting out clearly what is expected of them in terms of time commitment, committee service and involvement outside meetings of the Board of Directors.

Search Firms.  The Nominations Committee shall have the sole authority to retain and terminate any search firm to be used to identify director nominees, including sole authority to approve the search firm’s fees and other retention terms. The Nominations Committee is empowered to cause the Company to pay the compensation of any search firm engaged by the Nominations Committee.

C-1

Selection of Committee Members.  The Nominations Committee shall be responsible for recommending to the Board of Directors the directors to be appointed to each committee of the Board of Directors and the Chair of each such committee.

Compliance with Legal Requirements.  The Nominations Committee shall perform any other functions required to carry out its responsibilities under this charter. The Nominations Committee also shall perform such other functions as are delegated to it by the Board of Directors from time to time.

Authority and Responsibilities Relating to Evaluation of the Board of Directors

Evaluation of the Board of Directors.  The Nominations Committee shall be responsible for overseeing an annual self-evaluation of the Board of Directors to determine whether it and its committees are functioning effectively. The Nominations Committee shall determine the nature of the evaluation, supervise the conduct of the evaluation and prepare an assessment of the Board of Directors’ performance, to be discussed with the Board of Directors.

Procedures and Administration

Meetings.  The Nominations Committee shall meet as often as it deems necessary in order to perform its responsibilities. The Nominations Committee shall keep regular minutes of its meetings and report them to the Board of Directors when requested.

Reports to Board.  The Nominations Committee shall report regularly to the Board of Directors.

Charter.  The Nominations Committee shall periodically review and reassess the adequacy of this Charter and recommend any proposed changes to the Board of Directors for approval.

Independent Advisors.  The Nominations Committee may, in its discretion, retain the services of legal counsel and other advisors of its choosing to assist the Nominations Committee in the performance of its functions. The Company shall provide for appropriate funding, as determined by the Nominations Committee, for payment of compensation to any consultant, legal counsel, or other advisor retained by the Nominations Committee.

Surveys, Studies and Investigations.  The Nominations Committee shall have the authority to commission surveys or studies as the need arises or conduct or authorize investigations into any matters within the scope of its responsibilities as it shall deem appropriate, including the authority to request any officer, employee or advisor of the Company to meet with the Nominations Committee or any advisors engaged by the Nominations Committee.

Annual Performance Evaluation.  The Nominations Committee shall conduct an annual evaluation of its performance and shall present its findings and conclusions to the Board of Directors.

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Appendix D

Northwest Biotherapeutics, Inc.
2007 Stock Option Plan

Approved By Board: June 15, 2007
Effective Date: June 22, 2007
Approved By Stockholders:          , 2008
Termination Date: June 14, 2017

1.  General.

(a) Eligible Option Recipients.  The persons eligible to receive Options are Employees, Directors and Consultants.

(b) Available Options.  The Plan provides for the grant of the following: (i) Incentive Stock Options and (ii) Nonstatutory Stock Options.

(c) General Purpose.  The Company, by means of the Plan, seeks to secure and retain the services of the group of persons eligible to receive Options as set forth in Section 1(a), to provide incentives for such persons to exert maximum efforts for the success of the Company and any Affiliate and to provide a means by which such eligible recipients may be given an opportunity to benefit from increases in value of the Common Stock through the granting of Options.

2.  Administration.

(a) Administration by Board.  The Board shall administer the Plan unless and until the Board delegates administration of the Plan to a Committee or Committees, as provided in Section 2(c).

(b) Powers of Board.  The Board shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

(i) To determine from time to time (A) which of the persons eligible under the Plan shall be granted Options; (B) when and how each Option shall be granted; (C) what type or combination of types of Option shall be granted; (D) the provisions of each Option granted (which need not be identical), including, without limitation, the vesting schedule and terms, and the time or times when a person shall be permitted to receive cash or Common Stock pursuant to an Option; and (E) the number of shares of Common Stock with respect to which an Option shall be granted to each such person.

(ii) To construe and interpret the Plan and Options, and to establish, amend and revoke rules and regulations for the Plan’s administration. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan or in any Option Agreement in a manner and to the extent it shall deem necessary or expedient to make the Plan or Option fully effective.

(iii) To settle all controversies regarding the Plan and Options.

(iv) On an extraordinary basis, to determine case by case whether to accelerate the time at which an Option may first be exercised or the time during which an Option or any part thereof will vest in accordance with the Plan, notwithstanding the provisions in the Option stating the time at which it may first be exercised or the time during which it will vest, to the extent that such acceleration will not trigger taxation under Section 409A of the Code.

(v) To suspend or terminate the Plan at any time. Suspension or termination of the Plan shall not impair rights and obligations under any Option granted while the Plan is in effect except with the written consent of the affected Participant.

(vi) To amend the Plan in any respect the Board deems necessary or advisable, including, without limitation, relating to Incentive Stock Options and certain nonqualified deferred compensation under Section 409A of the Code and to bring the Plan and/or Options into compliance therewith, subject to the limitations, if any, of applicable law. However, except as provided in Section 9(a) relating to Capitalization Adjustments, stockholder approval shall be required, but only to the extent required by applicable law or listing requirements, for any amendment of the Plan that either (A) materially increases the number of shares of Common Stock available for issuance under the Plan, (B) materially expands the class of individuals eligible to receive Options under the Plan, (C) materially increases the benefits accruing to Participants under the Plan or materially reduces the price at which shares of Common Stock may be issued or purchased under the Plan, (D) materially extends the term of the Plan, or (E) expands the types of stock awards available for issuance under the Plan, Except as provided above, rights under any Option granted before amendment of the Plan shall not be impaired by any amendment of the Plan unless (1) the Company requests the consent of the affected Participant, and (2) such Participant consents in writing.

(vii) To submit any amendment to the Plan for stockholder approval, including, but not limited to, amendments to the Plan intended to satisfy the requirements of (A) Section 162(m) of the Code and the regulations thereunder regarding the exclusion of performance-based compensation from the limit on corporate deductibility of compensation paid to Covered Employees, (B) Section 422 of the Code regarding “incentive stock options” or (C) Rule 16b-3.

(viii) To approve forms of Option Agreements for use under the Plan and to amend the terms of any one or more Options, including, but not limited to, amendments to provide terms more favorable to the Participant than previously provided in the Option Agreement, subject to any specified limits in the Plan that are not subject to Board discretion; provided however, that the Participant’s rights under any Option shall not be impaired by any such amendment unless (A) the Company requests the consent of the affected Participant, and (B) such Participant consents in writing. Notwithstanding the foregoing, subject to the limitations of applicable law, if any, and without the affected Participant’s consent, the Board may amend the terms of any one or more Options if necessary to maintain the qualified status of the Option as an Incentive Stock Option or to bring the Option into compliance with Section 409 A of the Code and Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued or amended after the Effective Date.

(ix) Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company and that are not in conflict with the provisions of the Plan or Options,

(x) To adopt such procedures and sub-plans as are necessary or appropriate to permit participation in the Plan by Employees, Directors or Consultants who are foreign nationals or employed outside the United States.

(c) Delegation to Committee.

(i) General.  The Board may delegate some or all of the administration of the Plan to a Committee or Committees. If administration of the Plan is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board that have been delegated to the Committee, including the power to delegate to a subcommittee of the Committee any of the administrative powers the Committee is authorized to exercise (and references in this Plan to the Board shall thereafter be to the Committee or subcommittee), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may retain the authority to concurrently administer the Plan with the Committee and may, at any time, revest in the Board some or all of the powers previously delegated to the Committee, Committees, subcommittee or subcommittees.

(ii) Section 162(m) and Rule 16b-3 Compliance.  In the sole discretion of the Board, the Committee may consist solely of two (2) or more Outside Directors, in accordance with Section 162(m) of the Code, or solely of two (2) or more Non-Employee Directors, in accordance with Rule 16b-3. In addition, the Board or the Committee, in its sole discretion, may (A) delegate to a Committee which need not consist of Outside Directors the authority to grant Options to eligible persons who are either (1) not then Covered Employees and are not expected to be Covered Employees at the time of recognition of income resulting from such Option, or (2) not persons with respect to whom the Company wishes to comply with Section 162 (m) of the Code, or (B) delegate to a Committee which need not consist of Non-Employee Directors the authority to grant Options to eligible persons who are not then subject to Section 16 of the Exchange Act.

(d) Effect of Board’s Decision.  All determinations, interpretations and constructions made by the Board in good faith shall not be subject to review by any person and shall be final, binding and conclusive on all persons.

3.  Shares Subject to the Plan.

(a) Subject to the provisions of Section 9 relating to adjustments upon changes in stock, the aggregate number of shares of Common Stock of the Company that may be issued pursuant to Options after the Effective Date shall not exceed Five Million Four Hundred Eighty Thousand Eight Hundred Sixty-Eight (5,480,868) shares (the foregoing number of shares gives effect to the 1-for-15 reverse stock split of the Common Stock effected on June 19, 2007). For clarity, the limitation in this subsection 3(a) is a limitation in the number of shares of Common Stock that may be issued pursuant to the Plan. Accordingly, this subsection 3(a) does not limit the granting of Options except as provided in subsection 7(a). Shares may be issued in connection with a merger or acquisition as permitted by NASD Rule 4350(i)(l)(A)(iii) or, if applicable, NYSE Listed Company Manual Section 303A.08, or AMEX Company Guide Section 711 and such issuance shall not reduce the number of shares available for issuance under the Plan. Furthermore, if an Option (i) expires or otherwise terminates without having been exercised in full or (ii) is settled in cash (i.e., the holder of the Option receives cash rather than stock), such expiration, termination or settlement shall not reduce (or otherwise offset) the number of shares Common Stock that may be issued pursuant to the Plan.

(b) If any shares of common stock issued pursuant to an Option are forfeited back to the Company because of the failure to meet a contingency or condition required to vest such shares in the Participant, then the shares which are forfeited shall revert to and again become available for issuance under the Plan. Also, any shares reacquired by the Company pursuant to subsection 8(g) or as consideration for the exercise of an Option shall again become available for issuance under the Plan. Notwithstanding the provisions of this subsection 3(b), any such shares shall not be subsequently issued pursuant to the exercise of Incentive Stock Options.

(c) Incentive Stock Option Limit.  Notwithstanding anything to the contrary in this Section 3(c), subject to the provisions of Section 9(a) relating to Capitalization Adjustments the aggregate maximum number of shares of Common Stock that may be issued pursuant to the exercise of Incentive Stock Options shall be Five Million Four Hundred Eighty Thousand Eight Hundred Sixty-Eight (5,480,868) shares of Common Stock (the foregoing number of shares gives effect to the l-for-15 reverse stock split of the Common Stock effected on June 19, 2007).

(d) Section 162(m) Limitation on Annual Grants.  Subject to the provisions of Section 9(a) relating to Capitalization Adjustments, at such time as the Company may be subject to the applicable provisions of Section 162(m) of the Code, no Employee shall be eligible to be granted during any calendar year Options whose value is determined by reference to an increase over an exercise or strike price of at least one hundred percent (100%) of the Fair Market Value on the date the Option is granted covering more than Five Million (5,000,000) shares of Common Stock (the foregoing number of shares gives effect to the l-for-15 reverse stock split of the Common Stock effected on June 19, 2007).

(e) Source of Shares.  The stock issuable under the Plan shall be shares of authorized but unissued or reacquired Common Stock, including shares repurchased by the Company on the market or otherwise.

4.  Eligibility.

(a) Eligibility for Specific Options.  Incentive Stock Options may be granted only to employees of the Company or a parent corporation or subsidiary corporation (as such terms are defined in Sections 424(e) and (I) of the Code). Options other than Incentive Stock Options may be granted to Employees, Directors and Consultants.

(b) Ten Percent Stockholders.  A Ten Percent Stockholder shall not be granted an Incentive Stock Option unless the exercise price of such Option is at least one hundred ten percent (110%) of the Fair Market Value on the date of grant, and the Option is not exercisable after the expiration of five (5) years from the date of grant, provided however, that Ten Percent Stockholders may be granted Non-qualified Stock Options at any exercise price and exercise terms agreed by the parties (subject to Section 5 hereof).

(c) Consultants.  A Consultant shall be eligible for the grant of an Option only if, at the time of grant, a Form S-8 Registration Statement under the Securities Act (“Form S-8”) is available to register either the offer or the sale of the Company’s securities to such Consultant because of the nature of the services that the Consultant is providing to the Company, because the Consultant is a natural person, or because of any other rule governing the use of Form S-8.

5.  Option Provisions.

Each Option shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. All Options shall be separately designated Incentive Stock Options or Nonstatutory Stock Options at the time of grant, and, if certificates are issued, a separate certificate or certificates shall be issued for shares of Common Stock purchased on exercise of each type of Option. If an Option is not specifically designated as an Incentive Stock Option, then the Option shall be a Nonstatutory Stock Option. The provisions of separate Options need not be identical; provided, however, that each Option Agreement shall include (through incorporation of provisions hereof by reference in the Option Agreement or otherwise) the substance of each of the following provisions:

(a) Term.  Subject to the provisions of Section 4(b) regarding Ten Percent Stockholders, the term (which need not be the same for different option grants) shall be determined by the Board and set forth in the Option Grant Agreement. No Option shall be exercisable after the expiration of ten (10) years from the date of its grant or such shorter period specified in the Option Agreement.

(b) Exercise Price.  Subject to the provisions of Section 4(b) regarding Ten Percent Stockholders, the exercise price of each Option shall be not less than one hundred percent (100%) of the Fair Market Value of the Common Stock subject to the Option on the date the Option is granted. Notwithstanding the foregoing, an Option may be granted with an exercise price at any level below one hundred percent (100%) of the Fair Market Value of the Common Stock subject to the Option if such Option is granted pursuant to an assumption of or substitution for another option in a manner consistent with the provisions of Section 424(a) of the Code (whether or not such options are Incentive Stock Options), or in the event the Board determines such grant to be in the best interests of the Company to attract or retain a specific Employee, Director or Consultant.

(c) Consideration.  The purchase price of Common Stock acquired pursuant to the exercise of an Option shall be paid, to the extent permitted by applicable law and as determined by the Board in its sole discretion, by any combination of the methods of payment set forth below. The Board shall have the authority to grant Options that do not permit all of the following methods of payment (or otherwise restrict the ability to use certain methods) and to grant Options that require the consent of the Company to utilize a particular method of payment. The methods of payment permitted by this Section 5(c) are:

(i) by cash, check, bank draft or money order payable to the Company;

(ii) pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board that, prior to the issuance of the stock subject to the Option, results in either the receipt of cash (or check) by the Company or the receipt of irrevocable instructions to pay the aggregate exercise price to the Company from the sales proceeds; or

(iii) in any other form of legal consideration that may be acceptable to the Board.

(d) Transferability of Options.  The Board may, in its sole discretion, impose such limitations on the transferability of Options (or Shares issued pursuant to an exercise of an Option) as the Board shall determine. In the absence of such a determination by the Board to the contrary, the following restrictions on the transferability of Options shall apply:

(i) Restrictions on Transfer.  An Option shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Optionholder only by the Optionholder; provided, however, that the Board may, in its sole discretion, permit transfer of the Option in a manner consistent with applicable tax and securities laws upon the Optionholder’s request.

(ii) Domestic Relations Orders.  Notwithstanding the foregoing, an Option may be transferred pursuant to a domestic relations order, provided, however, that an Incentive Stock Option may be deemed to be a Nonqualified Stock Option as a result of such transfer.

(iii) Beneficiary Designation.  Notwithstanding the foregoing, the Optionholder may, by delivering written notice to the Company, in a form provided by or otherwise satisfactory to the Company, designate a third party who, in the event of the death of the Optionholder, shall thereafter be the beneficiary of an Option with the right to exercise the Option and receive the Common Stock or other consideration resulting from an Option exercise.

(e) Vesting Generally.  The total number of shares of Common Stock subject to an Option may vest and therefore become exercisable in periodic installments that may or may not be equal. The Option may be subject to such other terms and conditions on the time or times when it may or may not be exercised as the Board may deem appropriate. The vesting provisions of individual Options may vary. The provisions of this Section 5(e) are subject to any Option provisions governing the minimum number of shares of Common Stock as to which an Option may be exercised.

(f) Termination of Continuous Service.  Except as otherwise provided in the applicable Option Agreement or other agreement between the Optionholder and the Company, or as otherwise required to comply with Section 409A of the Code, in the event that an Optionholder’s Continuous Service terminates (other than for Cause or upon the Optionholder’s death or Disability), the Optionholder may exercise his or her Option (to the extent that the Optionholder was entitled to exercise such Option as of the date of termination of Continuous Service) but only within such period of time as the Board may specify or, in the absence of specification by the Board, ending on the earlier of (i) the date thirty (30) days following the termination of the Optionholder’s Continuous Service (or such longer or shorter period specified in the Option Agreement), or (ii) the expiration of the term of the Option as set forth in the Option Agreement. If, after termination of Continuous Service, the Optionholder does not exercise his or her Option within the time specified herein or in the Option Agreement (as applicable), the Option shall terminate.

(g) Extension of Termination Date.  An Optionholder’s Option Agreement may provide that if the exercise of the Option following the termination of the Optionholder’s Continuous Service (other than for Cause or upon the Optionholder’s death or Disability) would be prohibited at any time solely because the issuance of shares of Common Stock would violate the registration requirements under the Securities Act, then the Option shall terminate on the earlier of (i) the expiration of a period of thirty (30) days after the termination of the Optionholder’s Continuous Service during which the exercise of the Option would not be in violation of such registration requirements, or (ii) the expiration of the term of the Option as set forth in the Option Agreement; provided, however, that such thirty (30) day period described in (i) may be modified to the extent required to comply with Section 409A of the Code.

(h) Disability of Optionholder.  In the event that an Optionholder’s Continuous Service terminates as a result of the Optionholder’s Disability, the Optionholder may exercise his or her Option (to the extent that the Optionholder was entitled to exercise such Option as of the date of termination of Continuous Service), but only within such period of time ending on the earlier of (i) the date six (6) months following such termination of Continuous Service (or such longer or shorter period specified in the Option Agreement), or (ii) the expiration of the term of the Option as set forth in the Option Agreement. If, after termination of Continuous Service, the Optionholder does not exercise his or her Option within the time specified herein or in the Option Agreement (as applicable), the Option shall terminate.

(i) Death of Optionholder.  In the event that (i) an Optionholder’s Continuous Service terminates as a result of the Optionholder’s death, or (ii) the Optionholder dies within the period (if any) specified in the Option Agreement after the termination of the Optionholder’s Continuous Service for a reason other than death, then the Option may be exercised (to the extent the Optionholder was entitled to exercise such Option as of the date of death) by the Optionholder’s estate, by a person who acquired the right to exercise the Option by bequest or inheritance or by a person designated as the beneficiary of the Option upon the Optionholder’s death, but only within the period ending on the earlier of (A) the date twelve (12) months following the date of death (or such longer or shorter period specified in the Option Agreement), or (B) the expiration of the term of such Option as set forth in the Option Agreement. If, after the Optionholder’s death, the Option is not exercised within the time specified herein or in the Option Agreement (as applicable), the Option shall terminate. If the Optionholder designates a third party beneficiary of the Option in accordance with Section 5(d)(iii), then upon the death of the Optionholder such designated beneficiary shall have the sole right to exercise the Option and receive the Common Stock or other consideration resulting from an Option exercise.

(j) Termination for Cause.  Except as explicitly provided otherwise in an Optionholder’s Option Agreement, in the event that an Optionholder’s Continuous Service is terminated for Cause, the Option shall terminate upon the termination date of such Optionholder’s Continuous Service, and the Optionholder shall be prohibited from exercising his or her Option from and after the time of such termination of Continuous Service.

(k) Non-Exempt Employees.  No Option granted to an Employee that is a non-exempt employee for purposes of the Fair Labor Standards Act shall be first exercisable for any shares of Common Stock until at least six (6) months following the date of grant of the Option. The foregoing provision is intended to operate so that any income derived by a non-exempt employee in connection with the exercise or vesting of an Option will be exempt from his or her regular rate of pay.

6.  Reserved.

7.  Covenants of the Company.

(a) Availability of Shares.  During the terms of the Options, the Company shall keep available at all times the number of shares of Common Stock reasonably required to satisfy such Options.

(b) Securities Law Compliance.  The Company shall seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to grant Options and to issue and sell shares of Common Stock upon exercise of the Options; provided, however, that this undertaking shall not require the Company to register under the Securities Act the Plan, any Option or any Common Stock issued or issuable pursuant to any such Option. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority that counsel for the Company deems necessary for the lawful issuance and sale of Common Stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell Common Stock upon exercise of such Options unless and until such authority is obtained.

(c) No Obligation to Notify.  The Company shall have no duty or obligation to any holder of an Option to advise such holder as to the time or manner of exercising such Option. Furthermore, the Company shall have no duty or obligation to warn or otherwise advise such holder of a pending termination or expiration of an Option or a possible period in which the Option may not be exercised. The Company has no duty or obligation to minimize the tax consequences of an Option to the holder of such Option.

8.  Miscellaneous.

(a) Use of Proceeds from Sales of Common Stock.  Proceeds from the sale of shares of Common Stock pursuant to Options shall constitute general funds of the Company.

(b) Corporate Action Constituting Grant of Options.  Corporate action constituting a grant by the Company of an Option to any Participant shall be deemed completed as of the date of such corporate action, unless otherwise determined by the Board, regardless of when the instrument, certificate, or letter evidencing the Option is communicated to, or actually received or accepted by, the Participant.

(c) Stockholder Rights.  No Participant shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Common Stock subject to such Option unless and until such Participant has exercised the Option pursuant to its terms and the Participant shall not be deemed to be a stockholder of record until the issuance of the Common Stock pursuant to such exercise has been entered into the books and records of the Company.

(d) No Employment or Other Service Rights.  Nothing in the Plan, any Option Agreement or other instrument executed thereunder or in connection with any Option granted pursuant to the Plan shall confer upon any Participant any right to continue to serve the Company or an Affiliate in the capacity in effect at the time the Option was granted or shall affect the right of the Company or an Affiliate to terminate (i) the employment of an Employee with or without notice and with or without cause, (ii) the service of a Consultant pursuant to the terms of such Consultant’s agreement with the Company or an Affiliate, or (iii) the service of a Director pursuant to the Bylaws of the Company or an Affiliate, and any applicable provisions of the corporate law of the state in which the Company or the Affiliate is incorporated, as the case may be.

(e) Incentive Stock Option $100,000 Limitation.  To the extent that the aggregate Fair Market Value (determined at the time of grant) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any Optionholder during any calendar year (under all plans of the Company and any Affiliates) exceeds one hundred thousand dollars ($100,000), the Options or portions thereof that exceed such limit (according to the order in which they were granted) shall be treated as Nonstatutory Stock Options, notwithstanding any contrary provision of the applicable Option Agreement(s).

(f) Investment Assurances.  The Company may require a Participant, as a condition of exercising or acquiring Common Stock under any Option, (i) to give written assurances satisfactory to the Company as to the Participant’s knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters and that he or she is capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising the Option; and (ii) to give written assurances satisfactory to the Company stating that the Participant is acquiring Common Stock subject to the Option for the Participant’s own account and not with any present intention of selling or otherwise distributing the Common Stock. The foregoing requirements, and any assurances given pursuant to such requirements, shall be inoperative if (A) the issuance of the shares upon the exercise or acquisition of Common Stock under the Option has been registered under a then currently effective registration statement under the Securities Act, or (B) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws. The Company may, upon advice of counsel to the Company, place legends on stock certificates issued under the Plan as such counsel deems necessary or appropriate in order to comply with applicable securities laws, including, but not limited to, legends restricting the transfer of the Common Stock.

(g) Withholding Obligations.  Unless prohibited by the terms of an Option Agreement, the Company may, in its sole discretion, satisfy any federal, state or local tax withholding obligation relating to an Option by any of the following means (in addition to the Company’s right to withhold from any compensation paid to the Participant by the Company) or by a combination of such means: (i) causing the Participant to tender a cash payment; (ii) withholding shares of Common Stock from the shares of Common Stock issued or otherwise issuable to the Participant in connection with the Option; (iii) withholding cash from an Option settled in cash; or (iv) by such other method as may be set forth in the Option Agreement.

(h) Electronic Delivery.  Any reference herein to a “written” agreement or document shall include any agreement or document delivered electronically or posted on the Company’s intranet.

(i) Deferrals.  To the extent permitted by applicable law, the Board, in its sole discretion, may determine that the delivery of Common Stock or the payment of cash, upon the exercise, vesting or settlement of all or a portion of any Option may be deferred and may establish programs and procedures for deferral elections to be made by Participants. Deferrals by Participants will be made in accordance with Section 409A of the Code. Consistent with Section 409A of the Code, the Board may provide for distributions while a Participant is still an employee. The Board is authorized to make deferrals of Options and determine when, and in what annual percentages, Participants may receive payments, including lump sum payments, following the Participant’s termination of employment or retirement, and implement such other terms and conditions consistent with the provisions of the Plan and in accordance with applicable law.

(j) Compliance with Section 409A of the Code.  To the extent that the Board determines that any Option granted under the Plan is subject to Section 409A of the Code, the Option Agreement evidencing such Option shall incorporate the terms and conditions necessary to avoid the consequences specified in Section 409A(a)(l) of the Code. To the extent practicable and without adverse effects on the Plan or on Optionholders, the Plan and Option Agreements shall be interpreted in a manner that avoids taxation under Section 409A of the Code and Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued or amended after the Effective Date. Notwithstanding any provision of the Plan to the contrary, in the event that following the Effective Date the Board determines that any Option may be subject to Section 409A of the Code and related Department of Treasury guidance (including such Department of Treasury guidance as may be issued after the Effective Date), the Board may adopt such amendments to the Plan and the applicable Option Agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Board determines are necessary or appropriate to (i) exempt the Option from Section 409A of the Code and/or preserve the intended tax treatment of the benefits provided with respect to the Option, or (ii) comply with the requirements of Section 409A of the Code and Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued or amended after the Effective Date.

9.  Adjustments upon Changes in Common Stock; Other Corporate Events.

(a) Capitalization Adjustments.  In the event of a Capitalization Adjustment, the Board shall appropriately adjust: (i) the class(es) and maximum number of securities subject to the Plan pursuant to Section 3(a), (ii) the class(es) and maximum number of securities that may be issued pursuant to the exercise of Incentive Stock Options pursuant to Section 3(c), (iii) the class(es) and maximum number of securities that may be awarded to any person pursuant to Section 3 (d) and (iv) the class (es) and number of securities and price per share of stock subject to outstanding Options. The Board shall make such adjustments, and its determination shall be final, binding and conclusive.

(b) Dissolution or Liquidation.  Except as otherwise provided in the Option Agreement, in the event of a dissolution or liquidation of the Company, all outstanding Options shall terminate immediately prior to the completion of such dissolution or liquidation, provided, however, that the Board may, on an extraordinary basis, in its sole discretion, determine on a case by case basis whether to cause some or all Options to become fully vested, and/or exercisable (to the extent such Options have not previously expired or terminated) before the dissolution or liquidation is completed but contingent on its completion.

(c) Corporate Transaction.  The following provisions may apply to Options in the event of a Corporate Transaction unless otherwise provided in the instrument evidencing the Option or any other written agreement between the Company or any Affiliate and the Participant or unless otherwise expressly provided by the Board at the time of grant of an Option. If there is a Corporate Transaction, then the Board, or the board of directors of any corporation or entity assuming the obligations of the Company, may take any one or more of the following actions as to outstanding Options in its sole and absolute discretion:

(i) Options May Be Continued, Assumed or Substituted.  Any surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company) may assume or continue any or all Options outstanding under the Plan or may substitute similar stock awards for Options outstanding under the Plan (including but not limited to, awards to acquire the same consideration paid to the stockholders of the Company pursuant to the Corporate Transaction) in connection with such Corporate Transaction. A surviving corporation or acquiring corporation (or its parent) may choose to assume or continue only a portion of an Option or substitute a similar stock award for only a portion of an Option, or may assume, continue or substitute some Options and not others. The terms of any assumption, continuation or substitution shall be set by the Board in accordance with the provisions of Section 2.

(ii) Accelerated Vesting of Options.  On an extraordinary basis, the Board may, in its sole discretion, determine case by case whether the vesting of any or all Options, and the time at which such Options may be exercised, may be accelerated in full or in part to a date on or prior to the effective time of such Corporate Transaction (contingent upon the effectiveness of the Corporate Transaction) as the Board shall determine; provided, however, that for purposes of this Section, the Agreement evidencing such option may provide for acceleration of vesting without acceleration of exercisability or may contain additional restrictions on the holding period for such Shares as may be deemed advisable by the Board and as may be necessary to comply with Section 409A of the Code.

(iii) Termination of Options.  The Board may provide that all Options (including vested Options that are not exercised) shall immediately terminate and be of no further force or effect as of the effective time of the Corporate Transaction.

(iv) Payment for Options in Lieu of Exercise.  The Board may provide that the holder of an Option may not exercise such Option but will receive a payment, in such form as may be determined by the Board, equal in value to the excess, if any, of (A) the value of the property the holder of the Option would have received upon the exercise of the Option (including, at the discretion of the Board, any unvested portion of such Option), over (B) any exercise price payable by such holder in connection with such exercise. To the extent permitted by Section 409A of the Code, the Board may delay the payment under this provision to take into account escrows, earn-outs or other holdbacks or contingencies applicable to the Corporate Transaction.

(d) Change in Control.  On an extraordinary basis, the Board may, in its sole discretion, determine case by case whether an Option may be subject to additional acceleration of vesting and exercisability upon or after a Change in Control as may be provided in the Option Agreement for such Option or as may be provided in any other written agreement between the Company or any Affiliate and the Participant, but in the absence of such an express provision, no such acceleration shall occur.

10.  Termination or Suspension of the Plan.

(a) Plan Term.  Unless sooner terminated by the Board pursuant to Section 2, the Plan shall automatically terminate on the day before the tenth (10th) anniversary of the date the Plan is adopted by the Board or approved by the stockholders of the Company, whichever is earlier. No Options may be granted under the Plan while the Plan is suspended or after it is terminated.

(b) No Impairment of Rights.  Termination of the Plan shall not impair rights and obligations under any Option granted while the Plan is in effect except with the written consent of the affected Participant.

11.  Effective Date of Plan.

This Plan shall become effective on the Effective Date.

12.  Choice of Law.

The law of the State of Delaware shall govern all questions concerning the construction, validity and interpretation of this Plan, without regard to such state’s conflict of laws rules.

13.  Definitions.  As used in the Plan, the definitions contained in this Section 13 shall apply to the capitalized terms indicated below:

(a) “Affiliate” means, at the time of determination, any “parent” or “subsidiary” of the Company as such terms are defined in Rule 405 of the Securities Act. The Board shall have the authority to determine the time or times at which “parent” or “subsidiary” status is determined within the foregoing definition.

(b) “Board” means the Board of Directors of the Company.

(c) “Capitalization Adjustment” means any change that is made in, or other events that occur with respect to, the Common Stock subject to the Plan or subject to any Option after the Effective Date without the receipt of consideration by the Company (through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other transaction not involving the receipt of consideration by the Company). Notwithstanding the foregoing, the conversion of any convertible securities of the Company shall not be treated as a transaction “without receipt of consideration” by the Company. For the avoidance of doubt, the 1-for-15 reverse stock split of the Common Stock effected on June 19, 2007 shall not be considered to have occurred after the Effective Date and therefore shall not be considered a Capital Adjustment.

(d) “Cause” shall have the meaning set forth in any employment agreement or offer letter between a Participant and the Company or an Affiliate to the extent then effective; provided, however, that if any such employment agreement or offer letter does not contain a definition of “Cause,” then the term shall mean with respect to a Participant, the occurrence of any of the following events: (i) such Participant’s commission of any felony or any crime involving fraud, dishonesty or moral turpitude under the laws of the United States or any state thereof; (ii) such Participant’s attempted commission of, or participation in, a fraud or act of dishonesty against the Company; (iii) such Participant’s intentional, material violation of any contract or agreement between the Participant and the Company or of any statutory duty owed to the Company; (iv) such Participant’s unauthorized use or disclosure of the Company’s confidential information or trade secrets; or (v) such Participant’s gross misconduct. The determination that a termination of the Participant’s Continuous Service is either for Cause or without Cause shall be made by the Company in its sole discretion. Any determination by the Company that the Continuous Service of a Participant was terminated by reason of dismissal without Cause for the purposes of outstanding Options held by such Participant shall have no effect upon any determination of the rights or obligations of the Company or such Participant for any other purpose.

(e) “Change in Control” means the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following events:

(i) any Exchange Act Person becomes the Owner, directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the combined voting power of the Company’s then outstanding securities other than by virtue of a merger, consolidation or similar transaction. Notwithstanding the foregoing, a Change in Control shall not be deemed to occur (A) on account of the acquisition of securities of the Company by an investor, any affiliate thereof or any other Exchange Act Person from the Company in a transaction or series of related transactions the primary purpose of which is to obtain financing for the Company through the issuance of equity securities, or (B) solely because the level of Ownership held by any Exchange Act Person (the “Subject Person”) exceeds the designated percentage threshold of the outstanding voting securities as a result of a repurchase or other acquisition of voting securities by the Company reducing the number of shares outstanding, provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of voting securities by the Company, and after such share acquisition, the Subject Person becomes the Owner of any additional voting securities that, assuming the repurchase or other acquisition had not occurred, increases the percentage of the then outstanding voting securities Owned by the Subject Person over the designated percentage threshold, then a Change in Control shall be deemed to occur;

(ii) there is consummated a merger, consolidation or similar transaction involving (directly or indirectly) the Company and, immediately after the consummation of such merger, consolidation or similar transaction, the stockholders of the Company immediately prior thereto do not Own, directly or indirectly, either (A) outstanding voting securities representing more than fifty percent (50%) of the combined outstanding voting power of the surviving Entity in such merger, consolidation or similar transaction or (B) more than fifty percent (50%) of the combined outstanding voting power of the parent of the surviving Entity in such merger, consolidation or similar transaction, in each case in substantially the same proportions as their Ownership of the outstanding voting securities of the Company immediately prior to such transaction;

(iii) the stockholders of the Company approve or the Board approves a plan of complete dissolution or liquidation of the Company, or a complete dissolution or liquidation of the Company shall otherwise occur, except for a liquidation into a parent corporation; or

(iv) there is consummated a sale, lease, exclusive license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries, other than a sale, lease, license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries to an Entity, more than fifty percent (50%) of the combined voting power of the voting securities of which are Owned by stockholders of the Company in substantially the same proportions as their Ownership of the outstanding voting securities of the Company immediately prior to such sale, lease, license or other disposition.

For the avoidance of doubt, the term Change in Control shall not include a sale of assets, merger or other transaction effected exclusively for the purpose of changing the domicile of the Company.

Notwithstanding the foregoing or any other provision of this Plan, the definition of Change in Control (or any analogous term) in an individual written agreement between the Company or any Affiliate and the Participant shall supersede the foregoing definition with respect to Options subject to such agreement; provided, however, that if no definition of Change in Control or any analogous term is set forth in such an individual written agreement, the foregoing definition shall apply.

(f) “Code” means the Internal Revenue Code of 1986, as amended.

(g) “Committee” means a committee of one (1) or more Directors to whom authority has been delegated by the Board in accordance with Section 2(c).

(h) “Common Stock” means the common stock of the Company.

(i) “Company” means Northwest Biotherapeutics, Inc., a Delaware corporation.

(j) “Consultant” means any person, including an advisor, who is (i) engaged by the Company or an Affiliate to render consulting or advisory services and is compensated for such services, or (ii) serving as a member of the board of directors of an Affiliate and is compensated for such services. However, service solely as a Director, or payment of a fee for such service, shall not cause a Director to be considered a “Consultant” for purposes of the Plan.

(k) “Continuous Service” means that the Participant’s service with the Company or an Affiliate, whether as an Employee, Director or Consultant, is not interrupted or terminated. A change in the capacity in which the Participant renders service to the Company or an Affiliate as an Employee, Consultant or Director or a change in the entity for which the Participant renders such service, provided that there is no interruption or termination of the Participant’s service with the Company or an Affiliate, shall not terminate a Participant’s Continuous Service. For example, a change in status from an employee of the Company to a consultant to an Affiliate or to a Director shall not constitute an interruption of Continuous Service. To the extent permitted by law, the Board or the chief executive officer of the Company, in that party’s sole discretion, may determine whether Continuous Service shall be considered interrupted in the case of any leave of absence approved by that party, including sick leave, military leave or any other personal leave. Notwithstanding the foregoing, a leave of absence shall be treated as Continuous Service for purposes of vesting in an Option only to such extent as may be provided in the Company’s leave of absence policy, in the written terms of any leave of absence agreement or policy applicable to the Participant, or as otherwise required by law.

(l) “Corporate Transaction” means the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following events:

(i) a sale or other disposition of all or substantially all, as determined by the Board in its sole discretion, of the consolidated assets of the Company and its Subsidiaries;

(ii) a sale or other disposition of at least fifty percent (50%) of the outstanding securities of the Company;

(iii) the consummation of a merger, consolidation or similar transaction following which the Company is not the surviving corporation; or

(iv) the consummation of a merger, consolidation or similar transaction following which the Company is the surviving corporation but the shares of Common Stock outstanding immediately preceding the merger, consolidation or similar transaction are converted or exchanged by virtue of the merger, consolidation or similar transaction into other property, whether in the form of securities, cash or otherwise.

(m) “Covered Employee” shall have the meaning provided in Section 162(m)(3) of the Code and the regulations promulgated thereunder.

(n) “Director” means a member of the Board.

(o) “Disability” means the permanent and total disability of a person within the meaning of Section 22(e)(3) of the Code.

(p) “Effective Date” means the later of (i) the date of approval of this Plan by the Board, and (ii) the date the Common Stock is admitted to the Alternative Investments Market of the London Stock Exchange. Notwithstanding the foregoing, no Common Stock shall be issued pursuant to an Option unless and until the Plan has been approved by the stockholders of the Company, which approval shall be within twelve (12) months before or after the date the Plan is adopted by the Board.

(q) “Employee” means any person employed by the Company or an Affiliate. However, service solely as a Director, or payment of a fee for such services, shall not cause a Director to be considered an “Employee” for purposes of the Plan.

(r) “Entity” means a corporation, partnership, limited liability company or other entity.

(s) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(t) “Exchange Act Person” means any natural person, Entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act), except that “Exchange Act Person” shall not include (i) the Company or any Subsidiary of the Company, (ii) any employee benefit plan of the Company or any Subsidiary of the Company or any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any Subsidiary of the Company, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, (iv) an Entity Owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their Ownership of stock of the Company; or (v) any natural person, Entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act) that, as of the Effective Date of the Plan as set forth in Section 11, is the Owner, directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the combined voting power of the Company’s then outstanding securities.

(u) “Fair Market Value” means, as of any date, the value of the Common Stock determined as follows:

(i) If the Common Stock is listed on any established stock exchange or traded on any established market, the Fair Market Value of a share of Common Stock shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in the Common Stock) for the last market trading day prior to the date of determination, as reported in The Wall Street Journal or such other source as the Board deems reliable.

(ii) In the absence of such markets for the Common Stock, the Fair Market Value shall be determined by the Board in good faith.

(v) “Incentive Stock Option” means an option granted pursuant to Section 5 of the Plan that is intended to be, and qualifies as, an “incentive stock option” within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

(w) “Non-Employee Director” means a Director who either (i) is not a current employee or officer of the Company or an Affiliate, does not receive compensation, either directly or indirectly, from the Company or an Affiliate for services rendered as a consultant or in any capacity other than as a Director (except for an amount as to which disclosure would not be required under Item 404(a) of Regulation S-K promulgated pursuant to the Securities Act (“Regulation S-K”)), does not possess an interest in any other transaction for which disclosure would be required under Item 404(a) of Regulation S-K, and is not engaged in a business relationship for which disclosure would be required pursuant to Item 404(b) of Regulation S-K; or (ii) is otherwise considered a “non-employee director” for purposes of Rule 16b-3.

(x) “Nonstatutory Stock Option” means any option granted pursuant to Section 5 of the Plan that does not qualify as an Incentive Stock Option.

(y) “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(z) “Option” means an Incentive Stock Option or a Nonstatutory Stock Option to purchase shares of Common Stock granted pursuant to the Plan.

(aa) “Option Agreement” means a written agreement between the Company and an Optionholder evidencing the terms and conditions of an Option grant. Each Option Agreement shall be subject to the terms and conditions of the Plan.

(bb) “Optionholder” means a person to whom an Option is granted pursuant to the Plan or, if permitted under the terms of this Plan, such other person who holds an outstanding Option.

(cc) “Outside Director” means a Director who either (i) is not a current employee of the Company or an “affiliated corporation” (within the meaning of Treasury Regulations promulgated under Section 162(m) of the Code), is not a former employee of the Company or an “affiliated corporation” who receives compensation for prior services (other than benefits under a tax-qualified retirement plan) during the taxable year, has not been an officer of the Company or an “affiliated corporation,” and does not receive remuneration from the Company or an “affiliated corporation,” either directly or indirectly, in any capacity other than as a Director, or (ii) is otherwise considered an “outside director” for purposes of Section 162(m) of the Code.

(dd) “Own,” “Owned,” “Owner,” “Ownership” A person or Entity shall be deemed to “Own,” to have “Owned,” to be the “Owner” of, or to have acquired “Ownership” of securities if such person or Entity, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares voting power, which includes the power to vote or to direct the voting, with respect to such securities.

(ee) “Participant” means a person to whom an Option is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Option.

(ff) “Plan” means this Northwest Biotherapeutics, Inc. 2007 Stock Option Plan.

(gg) “Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act or any successor to Rule 16b-3, as in effect from time to time.

(hh) “Securities Act” means the Securities Act of 1933, as amended.

(ii) “Subsidiary” means, with respect to the Company, (i) any corporation of which more than fifty percent (50%) of the outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether, at the time, stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, Owned by the Company, and (ii) any partnership, limited liability company or other entity in which the Company has a direct or indirect interest (whether in the form of voting or participation in profits or capital) of more than fifty percent (50%).

(jj) “Ten Percent Stockholder” means a person who Owns (or is deemed to Own pursuant to Section 424(d) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Affiliate.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
NORTHWEST BIOTHERAPEUTICS, INC.
The undersigned stockholder(s) of Northwest Biotherapeutics, Inc., a Delaware corporation (the “Company”), hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement for the Company’s 2008 Annual Meeting of Stockholders, and hereby appoints Alton L. Boynton and Anthony P. Deasey, or either of them, proxies and attorneys-in-fact, with full power of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 2008 Annual Meeting of Stockholders of the Company to be held at 10:00 a.m. (local time) on Friday, June 13, 2008, at 7600 Wisconsin Avenue, Suite 700, Bethesda, Maryland 20814, or at any adjournment(s) or postponement(s) thereof, and to vote all shares of the Company’s common stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side of this proxy card.
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST IN ACCORDANCE WITH THE SPECIFICATIONS MADE. IF THIS PROXY IS EXECUTED BUT NO SPECIFICATION IS MADE, THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST “FOR” THE FOREGOING PROPOSALS AND OTHERWISE IN THE DISCRETION OF THE PROXIES AT THE ANNUAL MEETING OR ANY ADJOURNMENT(S) OR POSTPONEMENT(S) THEREOF.
Please date, sign and mail your proxy card back as soon as possible!
(CONTINUED AND TO BE SIGNED ON REVERSE SIDE.)

— Detach and return this portion only —
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE MATTERS LISTED BELOW, TO COME BEFORE THE ANNUAL MEETING.
1.	ELECTION OF A CLASS I DIRECTOR FOR A THREE-YEAR TERM

R. Steve Harris

☐ FOR	☐ WITHHOLD
2.	Approval of the Northwest Biotherapeutics, Inc. 2007 Stock Option Plan.

☐ FOR	☐ AGAINST	☐ ABSTAIN
3.	To transact such other business as may properly come before the Annual Meeting or any adjournment(s) or postponement(s) thereof and as to which the undersigned hereby confers discretionary authority.
The proxies are authorized to vote, in their discretion, upon such other matter or matters that may properly come before the meeting or any adjournment(s) or postponement(s) thereof.
PLEASE INDICATE IF YOU PLAN TO ATTEND THIS MEETING     ☐
PLEASE COMPLETE, DATE, SIGN AND RETURN THIS PROXY PROMPTLY.

Signature:	Signature if held jointly:	Dated	, 2008
NOTE: Please sign exactly as your name appears hereon and date.  If the shares are held jointly, each holder should sign.  When signing as an attorney, executor, administrator, trustee or guardian or as an officer, signing for a corporation or other entity, please give full title under signature.